Exhibit 10.42

TERM LOAN AGREEMENT
(JPY 47,500,000,000)

Borrower:	Equinix Japan K.K.

Arranger and Agent:	The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Lenders:	The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Mizuho Bank, Ltd.
Sumitomo Mitsui Banking Corporation
Shinsei Bank, Limited
IBJ Leasing Company, Limited
Mitsubishi UFJ Lease & Finance Company Limited
Sumitomo Mitsui Trust Bank, Limited
The Tokyo Star Bank, Limited
ORIX Bank Corporation
Resona Bank, Ltd.
The Bank of Yokohama, Ltd.
Aozora Bank, Ltd.
The Shoko Chukin Bank, Ltd.

September 30, 2016

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016
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Exhibit 10.42

Table of Contents

		Page
1	DEFINITIONS	1
2	RIGHTS AND OBLIGATIONS OF LENDERS	15
3	USE OF PROCEEDS	15
4	CONDITIONS PRECEDENT FOR LOAN	15
5	MAKING OF LOANS	17
6	FAILURE TO MAKE LOAN	17
7	EXEMPTION OF LENDER	17
8	INCREASED COSTS	18
9	REPAYMENT OF PRINCIPAL	18
10	INTEREST	18
11	VOLUNTARY PREPAYMENT	18
12	MANDATORY PREPAYMENT	19
13	DEFAULT INTEREST	20
14	FEES	20
15	EXPENSES, TAXES AND PUBLIC CHARGES	21
16	GUARANTEE	22
17	PERFORMANCE OF OBLIGATIONS BY BORROWER AND EACH GUARANTOR	24
18	DISTRIBUTION TO LENDERS	25
19	REPRESENTATIONS AND WARRANTIES BY THE BORROWER AND GUARANTOR	28
20	COVENANTS OF THE BORROWER AND EACH GUARANTOR	31
21	EVENT OF DEFAULT	40
22	SET-OFF	42
23	ARRANGEMENTS AMONG LENDERS AND AGENT	43
24	RIGHTS AND OBLIGATIONS OF AGENT	44
25	RESIGNATION AND DISMISSAL OF AGENT	46
26	CLARIFICATION OF INTENTION OF LENDERS	47
27	AMENDMENT TO THIS AGREEMENT	47
28	ASSIGNMENT OF STATUS AS A PARTY	48
29	ASSIGNMENT OF LOAN RECEIVABLES, ETC.	49
30	COLLECTION FROM A THIRD PARTY	50
31	GENERAL PROVISIONS	51

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016
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Exhibit 10.42

Schedule 1    (List of Parties)
Schedule 2    (Hybrid Loan Agreements)

Schedule 3	(Material Assets)
Schedule 4    (Payment Schedule)

Exhibit A	(Letter of Guarantee)

Exhibit B	(Confirmation Letter)

Exhibit C	(Receipt)

Exhibit D	(Certificate on Conditions Precedent for Drawdown)

Exhibit E	(Report on the Situation of Compliance with the Negative Pledge Provisions, Financial Covenants and the Provisions for Collection from a Third Party)

Exhibit F	(Report on the Situation of Compliance with the Negative Pledge Provisions)
Exhibit G    (Report on the Balance of the Hybrid Loans and Other Intercompany Loans)

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016
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Exhibit 10.42

TERM LOAN AGREEMENT

Equinix Japan K.K. (hereinafter referred to as the “Borrower” or “EJKK”), the financial institutions set forth in the section called “Lenders” of Schedule 1 attached hereto (each such financial institutions, together with any of its Assignees, hereinafter respectively referred to as a “Lender”), and The Bank of Tokyo-Mitsubishi UFJ, Ltd., in its capacity as arranger and agent (together with any of its successors and assigns permitted under this Agreement, hereinafter referred to as the “Agent”), hereby agree, as follows, as of September 30, 2016 (hereinafter referred to as this “Agreement”).

1.	DEFINITIONS

In this Agreement, each of the following terms shall have the meanings set forth below, unless it is apparent that such terms mean otherwise in the context hereof. Unless otherwise provided, any agreements, instruments or other documents referred to in this Article 1 or elsewhere in this Agreement shall include any amendments, updates or modifications thereto (including any changes or additions to the parties) or any individual contracts or other agreements thereunder.

1.	“Additional Syndication Period” shall mean the period between the Drawdown Date and the earlier of (i) January 31, 2017 and (ii) the date that the Successful Syndication is completed.

2.	“Agent” shall have the meaning set forth in the introductory paragraph to this Agreement.

3.
“Agent Account” means the current deposit account (touza yokin) (Account No. 0041097, Account Name: The Bank of Tokyo-Mitsubishi UFJ, Ltd., Syndicated Loan Guchi (Kabushiki Kaisha Mitsubishi Tokyo UFJ Ginko Syndicate Loan Guchi) held by the Agent at The Bank of Tokyo-Mitsubishi UFJ, Ltd., Tokyo Main Office, or any other account designated from time to time by the Agent, the details of which have been notified to the Borrower, All Guarantors and All Lenders.

4.	“Agent Fee” means the fees that the Borrower shall pay to the Agent as separately agreed upon between the Borrower and the Agent.

5.
“Agent Services” means the services set forth in the provisions of this Agreement which are entrusted to the Agent by All Lenders and which the Agent is obligated to perform for the benefit of All Lenders.

6.	“All Guarantors” means, individually or collectively, all of the Guarantors.

7.
“All Lenders” means, individually or collectively, (i) all of the Lenders, prior to the drawdown of the Loan, and (ii) all of the Lenders that hold the right to make a claim for payment of the Outstanding Individual Loan Money with respect to the Loan against the Borrower, after the drawdown of the Loan.

8.	“Antisocial Acts” means:

(i)	violent demand;

(ii)	unfair demand exceeding legal liabilities;

(iii)	menacing or violent acts with respect to transactions;

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

(iv)	acts to impair the credit of the Lender by spreading rumors or using deceptive scheme or force, or obstruct the business of the Lender; or

(v)	other acts similar to those specified in Sub-items (i) through (iv) above.

9.	“Antisocial Force Related Party” means:

(i)
being a “Boryokudan” (meaning an organization which is likely to encourage its members (including the members of its member organization) to commit violent illegal activities, etc. as a group or on a regular basis; the same shall apply hereinafter in this Item 9);

(ii)	being a “Boryokudan Member” (meaning a member of Boryokudan; the same shall apply hereinafter in this Item 9);

(iii)	having ceased to be a Boryokudan Member within five (5) years;

(iv)
being a “Boryokudan Associate Member” (meaning a person having a relationship with a Boryokudan, other than the Boryokudan Member, who is likely to commit violent illegal activities, etc. backed by the force of Boryokudan, or who cooperates with or engages in the maintenance or operation of a Boryokudan by supplying the Boryokudan or Boryokudan Members with funds, weapons, etc.; the same shall apply hereinafter in this Item 9);

(v)
being a Boryokudan-related company (meaning a company with respect to which a Boryokudan Member is substantially involved in the management, a company managed by a Boryokudan Associate Member or former Boryokudan Member which actively cooperates with or engages in the maintenance or operation of a Boryokudan by supplying funds, etc., or a company which cooperates with the maintenance or operation of a Boryokudan by actively utilizing it in operating business);

(vi)
being a sokaiya, etc. (meaning a sokaiya (a professional troublemaker at stockholders’ meetings), kaisha goro (a corporate racketeer) or other person who is likely to commit violent illegal activities, etc. to obtain unfair profits from the corporations, etc. and thereby threaten safe civic life);

(vii)
being a shakai undo to hyobo goro (meaning a person who is likely to commit violent illegal activities, etc. to obtain unfair profit by pretending or advocating social or political movement and thereby threaten safe civic life);

(viii)
being a tokushu chino boryoku shudan, etc. (meaning a group or person, other than those specified in Sub-items (i) through (vii) above, who plays a core role in structural unfairness by utilizing the force of a Boryokudan backed by the relationship, or by having a financial connection with a Boryokudan);

(ix)	being any other person similar to those specified in Sub-items (i) through (viii) above;

(x)
having a relationship with any person specified in Sub-items (i) through (ix) above (hereinafter referred to as the “Boryokudan Member, etc.” in this Item 9); so that its management is deemed to be controlled by such Boryokudan Member, etc.;

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

(xi)	having a relationship with any Boryokudan Member, etc. so that such Boryokudan Member, etc. is deemed to be substantially involved in its management;

(xii)
having a relationship with any Boryokudan Member, etc. so that it is deemed to improperly utilize such Boryokudan Member, etc. for the purpose of seeking an illicit profit for itself or any third party or giving damage to any third party;

(xiii)	having a relationship with any Boryokudan Member, etc. so that it is deemed to supply funds, etc. or provide favors to such Boryokudan Member, etc.; or

(xiv)	having an officer or any person substantially involved in its management who has a socially reprehensive relationship with any Boryokudan Member, etc.

10.	“Applicable Interest Rate” means the interest rate equal to the Base Rate plus the Spread.

11.	“Assignee” means the person who receives the assignment of the Loan Receivables in accordance with Article 29.

12.	“Assignor” means the person who assigns the Loan Receivables in accordance with Article 29.

13.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with US GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with US GAAP if such lease were accounted for as a Capital Lease.

14.
“Base Rate” means three (3)-month interest rate among the Japanese Yen TIBOR (Telerate page 17097 or its successor page) announced by the JBA TIBOR Administration at 11:00 a.m. or the closest point in time after 11:00 a.m. on the day two (2) Business Days prior to the commencement date of an Interest Calculation Period; provided, however, that, if the rate is less than zero (0), such rate shall be deemed to be zero (0). Further, if for some reason such rate is not announced, an interest rate reasonably decided by the Agent will be the Base Rate.

15.	“Bit-isle” means Bit-isle Equinix Inc.

16.	“Borrower” shall have the meaning set forth in the introductory paragraph to this Agreement.

17.	“Borrower’s Officer” means representative director (daihyo torishimariyaku) of the Borrower.

18.
“Break Funding Cost” means, in the cases where the principal of a Loan is repaid or set off (including the cases where the guarantee obligations owed by any Guarantor with respect to the principal of a Loan is repaid or set off; the same shall apply hereinafter in this Item 18) on any day other than an Interest Payment Date, and where the Reinvestment Rate falls below the Base Rate for the Interest Calculation Period to which the date of such repayment or set-off belongs, the amount calculated as the principal amount with respect to which such repayment or set-off was made, multiplied by (i) the difference

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

between the Reinvestment Rate and the Base Rate and (ii) the actual number of days of the Remaining Period; provided, however, that such amount shall be within the range not in violation of the Laws and Ordinances. “Remaining Period” means the period commencing on the day on which the repayment or set-off was made and ending on the next Interest Payment Date, and the “Reinvestment Rate” means the interest rate reasonably determined by the relevant Lender as the interest rate to be applied on the assumption that the prepaid or set off principal amount will be reinvested in the Tokyo interbank market during the Remaining Period. Such Break Funding Cost shall be calculated on a day-to-day basis, inclusive of the first day and exclusive of the last day, and on the basis of a year of 365 days, wherein divisions shall be done at the end of the calculation, and fractions less than one yen (JPY 1) shall be rounded down.

19.	“Business Day” means any day, except the days on which banks are closed pursuant to the Laws and Ordinances of Japan.

20.	“Capital Lease” means any lease obligation that, in accordance with US GAAP, is required to be capitalized on the books of a lessee.

21.	“Closing Date Intercompany Loans” shall have the meaning set forth in Article 20.2(3)(e).

22.
“Consolidated EBITDAR” means, as of any date of determination, for the Borrower and the Japanese Guarantors on a consolidated basis, an amount equal to Consolidated Net Income for the Measurement Period plus the sum of the following expenses (to the extent deducted in calculating such Consolidated Net Income) for such Measurement Period: (i) interest expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) non-cash stock-based compensation expense and (vi) rent expense. For purposes of calculating Consolidated EBITDAR, Consolidated Net Income shall be determined without deduction for any of the following items: (a) noncash expenses, charges and losses (including the write-down of any unamortized transaction costs, fees, original issue or underwriting discounts and expenses as a result of the redemption, refinancing, refunding, prepayment or exchange of, or modification to the terms of, any indebtedness, to the extent not prohibited by this Agreement) not to exceed one billion five hundred million yen (JPY 1,500,000,000) in the aggregate in any fiscal year of the Borrower and the Japanese Guarantors on a consolidated basis, (b) one-time costs, fees, original issue or underwriting discounts, premiums, expenses, charges and losses incurred in connection with any actual or proposed (1) issuance of indebtedness or equity securities, (2) redemptions, refinancings, refundings, prepayments or exchanges of, or modifications to the terms of, any indebtedness, (3) restructurings of or modifications to any operating leases, (4) acquisitions, (5) investments or (6) dispositions, in each case to the extent not prohibited by this Agreement (including, for the avoidance of doubt, the entry by the Borrower into this Agreement and the other Loan Documents) and (c) ongoing expenses relating to the maintenance of US Parent’s status as a REIT and compliance with REIT rules and regulations. For purposes of calculating Consolidated EBITDAR for any period in which an acquisition has been consummated, Consolidated EBITDAR shall be adjusted to include the historical EBITDAR (to be calculated in accordance with the US GAAP in the same method as Consolidated EBITDAR to the extent applicable; the same applies hereinafter) of the Person acquired in such acquisition for the applicable Measurement Period on a pro forma basis as if such acquisition had been consummated on the first day of the applicable Measurement Period, as the EBITDAR of such acquired Person is reflected in its historical audited financial statements for the most recently ended fiscal year, and management prepared unaudited statements for any periods following the end of such fiscal year. In the event that there

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

are only unaudited financial statements prepared in accordance with US GAAP or no financial statements prepared in accordance with US GAAP available for such acquired Person, then the pro forma adjustments described in the preceding sentence shall be made based on such unaudited financial statements or reasonable estimates as may be agreed between the Borrower and the Agent based on good faith discussion between the Borrower and the Agent.

23.
“Consolidated Fixed Charges” means, as of any date of determination, for the Borrower and the Japanese Guarantors on a consolidated basis, the sum of, without duplication, (a) the current maturities of long-term debt for the next twelve months (but excluding the final installment of the Loan), (b) the principal portion of the current maturity of Capital Lease obligations for the next twelve months, (c) interest expense for the Measurement Period most recently ended, and (d) rent expense for the Measurement Period most recently ended.

24.
“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDAR for the Measurement Period ending on such date to (b) Consolidated Fixed Charges.

25.
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and the Japanese Guarantors on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all direct obligations arising under letters of credit (including standby and commercial) and bank guaranties (but excluding any of the foregoing to the extent secured by cash collateral), (c) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations, (d) without duplication, all guarantees with respect to outstanding indebtedness of the types specified in clauses (a) through (c) above of Persons other than the Borrower or any Japanese Guarantor thereof, and (e) all indebtedness of the types referred to in clauses (a) through (d) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Japanese Guarantor thereof is a general partner or joint venturer, except to the extent such indebtedness is expressly made non-recourse to the Borrower or such Japanese Guarantor. Notwithstanding the foregoing, as of any date of determination, for purposes of calculating the Consolidated Net Lease Adjusted Leverage Ratio, “Consolidated Funded Indebtedness” shall not include (x) Permitted Intercompany Loans or (y) the outstanding principal amount of any debt securities issued by the Borrower to the extent that, (i) as of such date, the Borrower shall have delivered (or the indenture trustee under the applicable indenture shall have delivered on the Borrower’s behalf) to the holders of such debt securities an irrevocable notice of redemption with respect to all of such debt securities and shall have deposited funds with the indenture trustee or into an escrow account in an amount required to effect such redemption, unless any portion of such debt securities shall not in fact be redeemed within thirty five (35) days of such notice of redemption and deposit of funds or (ii) the proceeds of such debt securities are held by the trustee of the related indenture and have not been released to the Borrower or are deposited into an escrow account pending the closing of an acquisition or the redemption of other debt securities solely until such proceeds are released, it being understood that any such proceeds shall not be included in the calculation of clause (iii) of the definition of Consolidated Net Lease Adjusted Indebtedness.

26.	“Consolidated Income from Operations” means, for any period, for the Borrower and the Japanese Guarantors on a consolidated basis, the income from operations of the

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Borrower and the Japanese Guarantors (excluding extraordinary gains and extraordinary losses) for that period.

27.
“Consolidated Net Income” means, for any period, for the Borrower and the Japanese Guarantors on a consolidated basis, the net income of the Borrower and the Japanese Guarantors (excluding extraordinary gains and extraordinary losses) for that period.

28.
“Consolidated Net Lease Adjusted Indebtedness” means as of any date of determination, with respect to the Borrower and the Japanese Guarantors, the sum, without duplication, of (i) Consolidated Funded Indebtedness as of such date, plus (ii) rent expense for the Measurement Period ending on such date multiplied by six (6), minus (iii) subject to sub-clause (y) of Article 12.1, the amount of unencumbered and unrestricted cash, cash equivalents, freely tradable and liquid short term investments, and freely tradable and liquid long term investments of the Borrower and the Japanese Guarantors as of such date.

29.
“Consolidated Net Lease Adjusted Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Lease Adjusted Indebtedness as of such date of determination to (b) Consolidated EBITDAR for the Measurement Period ending on such date.

30.
“Consolidated Net Worth” means (a) the total equity of the Borrower and the Japanese Guarantors which would be shown as total equity on a consolidated balance sheet of the Borrower and the Japanese Guarantors as of such time prepared in accordance with the US GAAP, but without elimination of amounts attributable to minority interests, if any, in the stock of Subsidiaries plus (b) the outstanding amount of the Permitted Intercompany Loans advanced by any US Guarantor to the Borrower or the Japanese Guarantors as of the date of the consolidated balance sheet of the Borrower minus (c) the outstanding amount of loans advanced by the Borrower or the Japanese Guarantors to any Person in which US Parent directly or indirectly has any interest (except for the Borrower and Japanese Guarantor) as of the date of the consolidated balance sheet of the Borrower.

31.	“Costs Increased Lender” means a Lender that has incurred the Increased Costs.

32.	“Damages” means damages, losses or expenses (including reasonable attorneys’ fees) within reasonable cause.

33.	“Default” means an event which may constitute an Event of Default with notice or the passage of time, or both pursuant to Article 21.1(v) or Article 21.2.

34.	“Desired Termination Date” shall have the meaning set forth in Article 8.1.

35.	“Drawdown Date” means October 31, 2016

36.
“Due Date” means (i) with respect to the principal in relation to a Loan, each of the Interim Principal Repayment Dates and the Maturity Date, (ii) with respect to the interest on a Loan, each Interest Payment Date that is the last day of each Interest Calculation Period, and (iii) with respect to other amounts, the date set forth as the date on which payments shall be made in accordance with this Agreement provided that if any such date falls on a day other than a Business Day, the following Business Day shall be the relevant Due Date unless such following Business Day occurs in the next month, in which case the immediately preceding Business Day shall be the relevant Due Date.

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

37.	“Due Time” means, if any Due Dates are set forth herein, 10:00 a.m., Tokyo time, on such Due Date.

38.	“EBITDA” means operating profit after adding depreciation cost and depreciation of goodwill.

39.	“EJAE2” means EJAE2 G.K.

40.	“EJE” means Equinix (Japan) Enterprises K.K.

41.	“EJKK” means Equinix Japan K.K.

42.	“EPLLC” means Equinix Pacific LLC.

43.	“Equinix Group” means, individually or collectively, the Borrower and the Guarantors.

44.	“Event of Default” means an event set forth in each item of Article 21.1 or 21.2 (excluding any Default).

45.
“Exempted Restructuring Share Transfer” means any transfer of shares of the Borrower or any Japanese Guarantor to another member of the Equinix Group so long as, after giving effect to such transfer, (i) the Borrower remains, directly or indirectly, wholly-owned by US Parent, and (ii) each Japanese Guarantor shall remain Substantially Wholly-Owned by the Borrower.

46.
“Exemption Event” means any of the following events by which the Majority Lenders (or, if it is difficult to clarify the intention of the Majority Lenders, the Agent) reasonably determines that making of the Loans is impossible: (i) an outbreak of a natural disaster, war or terrorist attack, (ii) an interruption or disturbance in electricity, communications or various settlement systems, (iii) any event occurring in the Tokyo interbank market which disables loans in yen, and (iv) any other event objectively considered as not attributable to the Lender.

47.
“Exemption Period” means the period commencing on (and including) the day on which the Borrower receives the notice under Article 7.1 and ending on (and including) the day on which it receives the notice under Article 7.2.

48.
“Existing Financial Obligations” means the Financial Obligations of the Borrower existing as of the date of this Agreement pursuant to the Term Loan Agreement (JPY 47,500,000,000) dated September 30, 2015 among QAON G.K., Equinix Japan K.K., Equinix (Japan) Enterprises K.K. and EJAE2 G.K. as borrowers, The Bank of Tokyo-Mitsubishi UFJ, Ltd. as arranger and The Bank of Tokyo-Mitsubishi UFJ, Ltd. as lender, as amended from time to time.

49.	“Financial Covenants” means the covenants set forth in Article 20.3.

50.
“Financial Obligations” means (i) short-term debts for borrowed money (excluding trade accounts payable); (ii) commercial paper; (iii) long-term debts (including any long-term debts the repayment dates of which arrive within one year); (iv) bonds (including convertible bonds and convertible bond-type bonds with stock acquisition rights); (v) any indebtedness under interest rate swap or other derivative transactions (including exchange contracts); (vi) any indebtedness under factoring transactions; (vii) any

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

indebtedness related to bill discounts, (viii) lease obligations and (ix) any indebtedness under guarantees of obligations of third parties described in clauses (i) through (viii).

51.	“Fitch” means Fitch Ratings Inc. or any successor to the rating agency business thereof.

52.	“FY 2015 Total Net Worth” means twenty five billion one hundred thirty five million five hundred six thousand yen (JPY 25,135,506,000).

53.
“Governmental Authority” means the government of Japan, the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

54.	“Guarantor” means Japanese Guarantors, US Guarantors and any additional guarantor that became a Guarantor pursuant to Article 16.2 and their successors.

55.
“Guarantor Obligations” means obligations of the Guarantors under this Agreement independently as a primary obligor, not as a guarantor to the obligations of the Borrower or other Guarantors under this Agreement.

56.	“Hybrid Loans” means loans extended pursuant to the Hybrid Loan Agreements.

57.	“Hybrid Loan Agreements” means certain agreements as listed in Schedule 2.

58.
“Increased Costs” means, in the cases where the Lender’s lending expenses under this Agreement are increased (excluding any increase caused by a change in tax rates on taxable income of the Lender) due to (i) any enactment, repeal or amendment of the Laws and Ordinances, or any change in the interpretation or application thereof, or (ii) any change in the restrictions under, or application of, the accounting rules, the portion of the lending expenses so increased (in the amount reasonably calculated by the Lender).

59.	“Individual Loan” means a loan made by each Lender pursuant to its Lending Obligation under Article 2.2.

60.
“Individual Loan Amount” means, for each Lender, the amount stated as the “Individual Loan Amount” for such Lender in Schedule 1 attached hereto (provided, however, that if such amount is changed in accordance with the provisions of Article 28.3, the Individual Loan Amount for such Loan Lender means the as amount so changed).

61.	“Individual Loan Money” means the money to be loaned by a Lender to the Borrower as an Individual Loan.

62.
“Insolvency Proceedings” means bankruptcy procedures (hasan tetsuzuki kaishi), civil rehabilitation procedures (minji saisei tetsuzuki kaishi), corporate reorganization procedures (kaisha kosei tetsuzuki kaishi), special liquidation (tokubetsu seisan kaishi) or any other similar statutory insolvency procedures.

63.
“Intention Clarification Time” means, in the cases where the Agent determines that any event requiring instructions by the Majority Lender(s) has occurred, the point in time when the Agent receives notice under Item (i) of Article 26.1, and in the cases where the

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Agent determines it necessary to clarify the intention of the Majority Lender(s), the point in time when the Agent gives notice set forth in Article 26.2.

64.
“Interest Calculation Period” means, for any Loan (i) the period commencing on the relevant Drawdown Date and ending on the first relevant Interest Payment Date and (ii) each subsequent period thereafter commencing on the last preceding relevant Interest Payment Date and ending on the following relevant Interest Payment Date.

65.
“Interest Payment Date” means the date on which interest on each Loan shall be paid, which is (i) the end of each January, April, July or October in the years occurring during the period through the Maturity Date and (ii) the Maturity Date; provided, however, that if any such date falls on a day other than a Business Day, the following Business Day shall be the relevant Interest Payment Date, unless such following Business Day occurs in the next month, in which case the immediately preceding Business Day shall be the relevant Interest Payment Date.

66.
“Interim Principal Repayment Date” means the respective days set forth in the section “Principal Repayment Date” in the Payment Schedule of Schedule 4 attached hereto, on which each of the principal amounts of Loan stated in the section “Repayment Amount of Principal of Loan” in the said Schedule shall be paid; provided, however, that the Maturity Date shall be excluded; provided, further that if any such day falls on a day other than a Business Day, the following Business Day shall be the relevant Interim Principal Repayment Date, unless such following Business Day occurs in the next month, in which case the immediately preceding Business Day shall be the relevant Interim Principal Repayment Date.

67.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or equivalent) by Moody’s, BBB- (or equivalent) by S&P, BBB- (or equivalent) by Fitch or an equivalent rating by any other Rating Agency.

68.	“Item Not Fully Covered” shall have the meaning set forth in Article 17.4.

69.	“Japan Accounting Documents” means the following documents:

(i)
for the fiscal year ended on December 31, 2015 of the Borrower, EJE, EJAE2 and QAON: (x) the non-consolidated and unaudited balance sheet and profit/loss statement accurately and duly prepared in light of Japan GAAP and prepared for tax filing purposes in Japan and (y) non-consolidated and unaudited balance sheet and profit/loss statement accurately and duly prepared in light of US GAAP and used for preparing the consolidated and audited balance sheet and profit/loss statement of US Parent;

(ii)
for the fiscal year ended on July 31, 2015 of Bit-isle, Bit-surf Inc. and SiteROCK K.K.: (x) the consolidated and audited balance sheet and profit/loss statement accurately and duly prepared in light of Japan GAAP and prepared for tax filing purposes in Japan and (y) non-consolidated and unaudited balance sheet and profit/loss statement accurately and duly prepared in light of US GAAP covering the period after completion of the tender offer conducted by QAON to acquire the shares of the Borrower and ended on December 31, 2015 and used for preparing the consolidated and audited quarterly balance sheet and profit/loss statement of US Parent;

(iii)
for the fiscal year ending on December 31, 2016 of the Borrower and each Japanese Guarantor: (x)(a) if an accounting auditor (kaikei kansanin) is appointed as required under the Laws and Ordinances, the non-consolidated balance sheet and profit/loss statement accurately and duly prepared in light of Japan GAAP and audited by such

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

accounting auditor in accordance with the Laws and Ordinances or (b) if an accounting auditor (kaikei kansanin) is not appointed, the non-consolidated and unaudited balance sheet and profit/loss statement accurately and duly prepared in light of Japan GAAP and prepared for tax filing purposes in Japan (for the avoidance of doubt, no reconciliation of format between (a) and (b) above will be made) and (y) quarterly non-consolidated and unaudited balance sheet and profit/loss statement accurately and duly prepared in light of US GAAP and used for preparing the consolidated and audited quarterly balance sheet and profit/loss statement of US Parent; and

(iv)
for the fiscal year ending on December 31, 2017 and thereafter of the Borrower and each Japanese Guarantor: (x)(a) if an accounting auditor (kaikei kansanin) is appointed as required under the Laws and Ordinances, the non-consolidated balance sheet and profit/loss statement accurately and duly prepared in light of Japan GAAP and audited by such accounting auditor in accordance with the Laws and Ordinances or (b) if an accounting auditor (kaikei kansanin) is not appointed, the non-consolidated and unaudited balance sheet and profit/loss statement accurately and duly prepared in light of Japan GAAP and prepared for tax filing purposes in Japan (for the avoidance of doubt, no reconciliation of format between (a) and (b) above will be made) and (y) quarterly consolidated and unaudited balance sheet and profit/loss statement of the Borrower and the Japanese Guarantors accurately and duly prepared in light of US GAAP and used for preparing the consolidated and audited quarterly balance sheet and profit/loss statement of US Parent.

70.	“Japan GAAP” means the generally-accepted accounting principles in Japan.

71.
“Japanese Guarantor” means, individually or collectively, EJE, QAON, EJAE2, Bit-isle, Bit-surf Inc. and SiteROCK K.K., and their successors (if any) as of the date of this Agreement and any additional guarantor that is a company incorporated under Japanese law and becomes a Guarantor pursuant to Article 16.2 and their successors.

72.	“Japanese Guarantor’s Officer” means representative director (daihyo torishimariyaku) or executive officer (shokumu shikkosha) of each Japanese Guarantor.

73.
“Laws and Ordinances” means the treaties, laws, ordinances, cabinet orders, ministerial ordinances, rules, announcements, judgments, decisions, arbitral awards, directives and policies of relevant authorities, which may be applicable to each party to this Agreement or Guarantor.

74.	“Lender” shall have the meaning set forth in the introductory paragraph to this Agreement.

75.	“Lending Obligation” means the Lender’s obligation to make a loan of money to the Borrower as set forth in Articles 2.2.

76.	“Letter of Guarantee” means a letter of guarantee in the form attached hereto as Exhibit A.

77.	“Loan” means, collectively, all the Individual Loans.

78.	“Loan Amount” means the amount of the Loan that is scheduled to be loaned on the Drawdown Date, in the amount of forty seven billion five hundred million yen (JPY 47,500,000,000).

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

79.	“Loan Documents” means, individually or collectively, this Agreement, the Letters of Guarantee and the loan agreement for the Closing Date Intercompany Loans.

80.	“Loan Receivables” means the loan receivables in relation to a Loan.

81.
“Majority Lender(s)” means one (1) or more Lender(s) whose Participation Ratio(s) (x) as of the Intention Clarification Time or (y) as of any proposed effective date of an amendment, supplement or waiver that pursuant to Article 27 requires the consent of the Majority Lenders, amount(s) to more than 50% in total.

82.	“Material Assets” means assets of the Borrower and Japanese Guarantors listed in Schedule 3.

83.
“Material Subsidiary” means (i) EJE, EJAE2, QAON, Bit-isle, Bit-surf Inc. and SiteROCK K.K., and (ii) any other Substantially Wholly-Owned Subsidiary of the Borrower whose EBITDA is three hundred million yen (JPY 300,000,000) or more as of the end of any fiscal year; provided, however, that “Material Subsidiary” shall not include Terra Power or any of its Subsidiaries..

84.
“Maturity Date” means October 29, 2021 (or, if such date falls on a day other than a Business Day, the following Business Day shall be the Maturity Date, unless such following Business Day occurs in the next month, in which case the immediately preceding Business Day shall be the Maturity Date).

85.	“Measurement Period” means, at any date of determination, the rolling two most recently completed fiscal quarters of the Borrower, annualized.

86.	“Mergers and Consolidations” shall have the meaning set forth in Article 20.1(3)(f).

87.	“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

88.	“Non-Drawdown Lender” shall have the meaning set forth in Article 6.1.

89.
“Outstanding Individual Loan Money” means the principal, interest, default interest, Break Funding Cost and all other money payable under the payment obligations that the Borrower owe pursuant to this Agreement with respect to an Individual Loan.

90.
“Parent Company”, “Subsidiary” and “Affiliate” mean those as defined as “oyagaisha”, “kogaisha” and “kanrengaisha”, respectively under Article 8 of the Regulations Concerning Terminology, Forms and Method of Preparation of Financial Statements, etc. of Japan.

91.
“Participation Ratio” means, as of any relevant time or date of determination, the ratio of the total of the principal balance of the Loans held by each Lender as of such time or date to the total of the principal balance of the Loans relating to All Lenders as of such time or date; however, in the event that no Individual Loan has been advanced, the ratio of the total of the amount of the Loan Amount by each Lender to the total of the Loan Amount held by All Lenders.

92.	“Permitted Financial Obligations” means (i) existing and future leasing obligations of the Borrower and the Guarantors under finance leases and operating leases, and (ii)

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

existing and future obligations of the Borrower and the Guarantors under sale-and-leaseback transactions.

93.
“Permitted Intercompany Loans” means (i) the Hybrid Loans, (ii) a downstream intercompany loan among the Borrower and the Japanese Guarantors which satisfies the Subordination Requirements, (iii) an upstream or sidestream intercompany loan among the Borrower and the Japanese Guarantors, (iv) an intercompany loan extended by a US Guarantor to the Borrower or a Japan Guarantor which satisfies the Subordination Requirement, (v) the Closing Date Intercompany Loans and (vi) an intercompany loan extended by a US Guarantor to another US Guarantor.

94.	“Permitted Intercompany Mergers and Consolidations” shall have the meaning set forth in Article 20.1(3)(f).

95.
“Permitted Treasury Obligations” means obligations under interest rate swap or other derivative transactions (including exchange contracts) entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading and other regular or customary business activities and not for speculative purposes.

96.	“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

97.	“QAON” means QAON G.K.

98.
“Qualified Assignee” means a Lender as of the date of the execution of this Agreement; a person who operates a banking business with a license under the Banking Act or the Long Term Credit Bank Act of Japan; a person who operates a life insurance business or non-life insurance business with a life insurance business license or non-life insurance business license under the Insurance Business Act of Japan; a shinkin bank; Shinkin Central Bank; a labor bank; The Rokinren Bank; a prefectural credit federation of Japan agricultural cooperatives; The Norinchukin Bank; a credit cooperative; The Shinkumi Federation Bank; National Mutual Insurance Federation of Agricultural Cooperatives or The Shoko Chukin Bank, Ltd.; or a lease company which is a regular member of the Japan Leasing Association registered under Article 3, Paragraph 1 of the Money Lending Business Act of Japan.

99.
“Rating Agency” means (1) each of Moody’s, S&P and Fitch and (2) if Moody’s, S&P and Fitch do not rate US Parent’s long‑term unsecured and non-credit enhanced debt obligations, a “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the United States Securities Exchange Act of 1934, as amended, selected by US Parent.

100.	“REIT Requirements” means the requirements to be fulfilled in order to be treated as real estate investment trust under Sections 850-860 of the US 1986 Internal Revenue Act.

101.	“Restructuring Plan” shall have the meaning set forth in Article 4.1(iv)(i).

102.	“S&P” means S&P Global Ratings or any successor to the rating agency business thereof.

103.
“Spread” means initially 1.50% per annum; provided, however, that if US Parent’s long‑term unsecured and non-credit enhanced debt obligations receive an Investment Grade Rating from any Rating Agency, with respect to the Interest Calculation Period

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

commencing on or after ten (10) Business Days from the date of such Investment Grade Rating is received, the figure in the chart below in accordance with the rating shall apply; provided, however, that if an Event of Default has occurred as of such commencement date of the Interest Calculation Period, the highest Spread shall apply.

Rating	Spread
Investment Grade Rating from any Rating Agency	1.25%
No Investment Grade Rating from any Rating Agency	1.50%

104.
“Subordination Requirements” means, with respect to any intercompany loan under which the Borrower or any Guarantor is a borrower, all of the following requirements: (a) such intercompany loan is subordinated to the Loans and the guarantee obligation hereunder (which must be achieved by agreeing that the relevant intercompany loan obligations will be treated as consensually-subordinated bankruptcy claims (yakujo retsugo hasan saiken), consensually-subordinated rehabilitation claims (yakujo retsugo saisei saiken) and consensually-subordinated reorganization claims (yakujo retsugo kosei saiken)), (b) such intercompany loan is non-interest bearing, (c) the loan period for such intercompany loan is no less than 5 years and (d) such intercompany loan shall have no scheduled repayments of the principal during the first 5 years.

105.
“Substantially Wholly-Owned” means, when referring to any Person whose shares are owned, directly or indirectly by the Borrower, that (i) the Borrower owns, directly or indirectly, no less than 90% of the shares of such Person and (ii) US Parent owns, directly or indirectly, the remaining shares of such Person.

106.
“Successful Syndication” means the primary syndication of the Loan that results in Lenders (excluding the Underwriter) holding Individual Loans with an aggregate principal amount that equals or exceeds the smaller amount of (i) thirty seven billion five hundred million yen (JPY 37,500,000,000) or (ii) an amount separately notified by the Underwriter to the Borrower in writing.

107.
“Syndicate Account” means the ordinary deposit account (Account No. 2035060, Account Name: Equinix Japan K.K.) held by the Borrower at The Bank of Tokyo-Mitsubishi UFJ, Ltd., Toranomon Branch, or any account at the head office or any branch of The Bank of Tokyo-Mitsubishi UFJ, Ltd. opened and held by the Borrower and approved by the Agent.

108.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

109.	“Taxes and Public Charges” means all public taxes or public charges including income taxes, corporate taxes and other taxes, which may be imposed in Japan.

110.	“Terra Power” means Terra Power Co., Ltd.

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

111.
“Temporary Advancement” means with respect to a repayment by the Borrower or a Guarantor on a Due Date, the payment made by the Agent to the Lenders, before the completion of the repayment by the Borrower or Guarantor, of an amount equivalent to the amount to be distributed to the Lenders in accordance with Articles 18.1 through 18.6. The Borrower, each Guarantor or the Lenders shall not make any objection as to the Agent’s making the Temporary Advancement.

112.
“Temporary Advancement Costs” means, in the cases where the Agent makes a Temporary Advancement, the amount calculated as the amount of such Temporary Advancement, multiplied by (i) the Funding Rate and (ii) the actual number of days of the Temporary Advancement Period. “Temporary Advancement Period” means the period commencing on the date on which the Agent makes a Temporary Advancement and ending on the date on which the Agent receives the amount relating to such Temporary Advancement from the relevant Lender or the Borrower or any Guarantor, and the “Funding Rate” means the interest rate reasonably determined by the Agent as the interest rate to fund the amount of the Temporary Advancement through the Temporary Advancement Period. Such Temporary Advancement Costs shall be calculated on a day-to-day basis, inclusive of the first day and exclusive of the last day, and on the basis of a year of 365 days, wherein divisions shall be done at the end of the calculation, and fractions less than one yen (JPY 1) shall be rounded down.

113.	“Total Outstanding Balance” means the total principal amount of the Outstanding Individual Loan Money owed to All Lenders.

114.	“Underwriter” means The Bank of Tokyo-Mitsubishi UFJ, Ltd.

115.	“Underwriter’s Successful Syndication Amount” means the bigger amount of (i) JPY10,000,000,000 or (ii) an amount separately notified by the Underwriter to the Borrower in writing.

116.	“US GAAP” means accounting principles which are generally-accepted in the United States.

117.	“US Guarantor” means, individually or collectively, US Parent, Equinix LLC, EPLLC, Switch & Data LLC and their successors.

118.	“US Guarantor Existing Material Debt Documents” means, individually or collectively,

(i)	the Credit Agreement, dated as of December 17, 2014, among US Parent, as borrower, the guarantors party thereto, Bank of America, N.A, as administrative agent, and the lenders party thereto;

(ii)	the Indenture dated as of March 5, 2013 by and between US Parent and U.S. Bank National Association, as trustee, with respect to US Parent’s 4.875% Senior Notes due 2020;

(iii)	the Indenture dated as of March 5, 2013 by and between US Parent and U.S. Bank National Association, as trustee, with respect to US Parent’s 5.375% Senior Notes due 2023; and

(iv)	the Indenture dated as of November 20, 2014 by and between US Parent and U.S. Bank National Association, as trustee, as supplemented by that certain First

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Supplemental Indenture dated as of November 20, 2014 with respect to US Parent’s 5.375% Senior Notes due 2022, by that certain Second Supplemental Indenture dated as of November 20, 2014 with respect to US Parent’s 5.75% Senior Notes due 2025 and by that certain Third Supplemental Indenture dated as of December 4, 2015 with respect to U.S. Parent’s 5.875% Senior Notes due 2026 in each case, as amended, amended and restated, extended, refinanced, replaced, supplemented or otherwise modified from time to time. If any of the above-listed documents ceases to be in effect or govern the terms of any of US Parent’s indebtedness, such document shall no longer be a “US Guarantor Existing Material Debt Document” for purposes of this Agreement.

119.	“US Guarantor’s Officer” means chief executive officer, chief financial officer, treasurer or assistant treasurer of each US Guarantor.

120.	“US Parent” means Equinix Inc.

2.	RIGHTS AND OBLIGATIONS OF LENDERS

2.1	Unless otherwise set forth in this Agreement, each Lender may exercise the rights under this Agreement separately and independently.

2.2	Each Lender shall lend money in the amount equivalent to its Individual Loan Amount to the Borrower in the denomination of Japanese yen only.

2.3
Unless otherwise set forth in this Agreement, the obligations of each Lender under this Agreement shall be separate and independent, and a Lender shall not be released from its obligations under this Agreement for the reason that any of the other Lenders fails to perform such obligations. No Lender shall be responsible for any failure of any of the other Lenders to perform its obligations under this Agreement.

2.4
If a Lender fails to make an Individual LoSean on the Drawdown Date in breach of its Lending Obligation, such Lender shall, upon the request of the Borrower, immediately compensate the Borrower for all Damages incurred by the Borrower with respect to such breach.

3.	USE OF PROCEEDS

3.1	The Borrower shall use the money raised by the Loan only for the following purposes (including lending to the Japanese Guarantors for such purposes):

(i)	Funds for refinancing the Existing Financial Obligations; and

(ii)	Funds for Taxes and Public Charges and fees and expenses related to the foregoing.

4.	CONDITIONS PRECEDENT FOR LOAN

4.1
Each Lender shall make the Individual Loan on the condition that the conditions set forth in each of the following items are satisfied as of the Drawdown Date (regardless of whether or not a notice is given pursuant to Article 6.1). Furthermore, each Lender shall judge whether or not such conditions are satisfied, and the other Lenders and the Agent shall not incur any liability resulting from such judgment and non-performance of the Individual Loan by such Lender:

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

(i)	no Exemption Event has occurred and is continuing;

(ii)	all of the matters set forth in each item of Articles 19.1 and 19.2 are true and correct in material respects (except for those having been waived by the Majority Lenders or cured);

(iii)	none of the Borrower or the Guarantors has breached any material provision of this Agreement (except for those waived by the Majority Lenders or cured);

(iv)
the Borrower has submitted all of the following documents of the Borrower to the Agent no later than three (3) Business Days prior to the Drawdown Date (except Sub-items (f) and (h)), and the Agent and All Lenders are reasonably satisfied with the content thereof:

(a)
a certified copy of the commercial registration (shogyo tokibo tohon), or the certificate of all matters presently recorded (genzaijiko zembu shomeisho) or the certificate of all matters historically recorded (rirekijiko zembu shomeisho); provided, however, that the certified copy or certificate shall be issued within three (3) months before the date of submission;

(b)	a certificate of registered seal impression (inkan shomeisho); provided, however, that the certificate shall be issued within three (3) months before the date of submission;

(c)	a certified copy of the articles of incorporation and the rules of the board of directors (if any);

(d)	a notification of the seal impression or signature in the form prescribed by the Agent;

(e)
a certified copy or certified extract copy of the minutes of the meeting of the board of directors or minutes of the equivalent body or a confirmation letter in the form attached hereto as Exhibit B that approved execution of and performance of the obligations under the Loan Documents;

(f)
legal opinion(s) prepared by legal counsel to the Borrower, which includes the statement opining that (a) the Borrower has been validly existing, (b) the execution of the Loan Documents by the Borrower has been duly authorized, and (c) the Loan Documents are legal, valid, binding and enforceable against the Borrower; and

(g)	the Japan Accounting Documents prepared by the Borrower as of its latest fiscal year end; and

(h)	a certificate by the Borrower’s representative attesting to satisfaction of the conditions precedent for the drawdown of the Loan in the form attached hereto as Exhibit D; and

(i)	a document which describes the contemplated restructuring of the Borrower and its Subsidiaries and the estimated schedule of such restructuring (hereinafter referred to as the “Restructuring Plan”).

(v)	US Parent has fulfilled the REIT Requirements, and US Parent has caused its Subsidiaries and Affiliates to carry out their businesses so as to satisfy the REIT Requirements;

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

(vi)	valid and lawful joint and several guarantee by each Guarantor by way of submission of the Letter of Guarantee has been made in accordance with Article 16; and

(vii)
all actions that are necessary to repay the Existing Financial Obligations on the Drawdown Date shall have been completed, other than the funding of the Loan that will be used to repay the Existing Financial Obligations on the Drawdown Date.

5.	MAKING OF LOANS

5.1
Unless the relevant Lender gives a notice pursuant to Article 6.1, and if all conditions set forth in each item of Article 4.1 are satisfied as of the Drawdown Date or waived by such Lender (for the avoidance of doubt, such waiver by the Lender shall not affect other Lenders whether such condition set forth in Article 4.1 is also waived for such other Lenders), each Lender shall deposit the Individual Loan Amount in the Syndicate Account on the Drawdown Date (provided, however, that the Lender shall complete the remittance procedures for such deposit of the Individual Loan Amount in the Syndicate Account no later than 10:00 a.m., Tokyo time, on the Drawdown Date). The Individual Loan shall have been made by such Lender as of the time of the deposit by such Lender of the Individual Loan Amount in the Syndicate Account.

5.2
When the Loan is made pursuant to Article 5.1, the Borrower shall immediately send to the Agent a written receipt describing the amount of the Loan and the details of the Individual Loans, which receipt shall be prepared in the form attached hereto as Exhibit C. The Agent shall, upon receiving such receipt, promptly send a copy thereof to each of the Lenders who made the Individual Loans. The Agent shall retain the original receipt on behalf of such Lenders until the Outstanding Individual Loan Money is repaid in full.

6.	FAILURE TO MAKE LOAN

6.1
A Lender who decides not to make the Individual Loan for the reason that all or part of the conditions set forth in Article 4.1 are not satisfied (hereinafter referred to as the “Non-Drawdown Lender”) may notify the Agent, the Borrower and all of the other Lenders of such decision, together with the reason therefor, by 5:00 p.m., Tokyo time, on the Business Day immediately preceding the Drawdown Date; provided, however, that if, notwithstanding the satisfaction of all the conditions set forth in Article 4.1, such notice is given and the Individual Loan is not made, the Non-Drawdown Lender may not be released from liabilities arising from the breach of its Lending Obligation.

6.2
Any Damages incurred by the Lender as a result of the Lender’s failure to make the Loan in accordance with the procedure pursuant to this Article 6 shall be borne by the Borrower; provided, however, that the foregoing shall not apply (i) if the failure to make the Loan constitutes a breach of the Lender’s Lending Obligation or (ii) to loss of anticipated investment or interest earnings from the Loans (except for the Break Funding Cost).

7.	EXEMPTION OF LENDER

7.1
If the Agent determines, or if the Agent has been notified by the Majority Lenders of their determination that, an Exemption Event has occurred, the Agent shall immediately notify the Borrower and All Lenders of such event in writing.

7.2
After the notice set forth in Article 7.1 is given, when the Majority Lender(s) (or, if it is difficult to clarify the intention of the Majority Lender(s), the Agent) determine(s) that such Exemption Event has been resolved, the Agent shall immediately notify the Borrower and All Lenders that the Exemption Event has been resolved.

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

7.3	During the Exemption Period, All Lenders shall be exempted from their Lending Obligations.

8.	INCREASED COSTS

8.1
A Costs Increased Lender may request the Borrower to bear the Increased Costs, and upon such request, the Borrower shall pay such Increased Costs to the Costs Increased Lender. The Borrower may, by giving a notice to the Agent and All Lenders within ten (10) Business Days from the date of receipt of such request, terminate the Lending Obligation of the Costs Increased Lender on the date designated in such notice as a date on which the Borrower desires such Lending Obligation to be terminated (which shall be a date no earlier than ten (10) Business Days after such notice has been given; hereinafter referred to as the “Desired Termination Date”).

8.2
In the event that a notice set forth in the second sentence of Article 8.1 is given, the Lending Obligation of the relevant Costs Increased Lender shall cease to be effective as of the Desired Termination Date. In such case, the Borrower shall pay to the Costs Increased Lender, on the Desired Termination Date, in accordance with the provisions of Article 17, all obligations owed by it to the Costs Increased Lender under this Agreement (including (i) the full amount of the principal of the Individual Loans, the Due Dates of which are either on or after the day immediately following the Desired Termination Date, (ii) the accrued interest thereon, (iii) the Break Funding Cost to be notified by the Costs Increased Lender, and (iv) the Increased Costs that the Borrower is requested to bear; the same shall apply hereinafter in this Article 8.2). Until the Borrower completes the performance of all obligations owed by it to the Costs Increased Lender under this Agreement, the relevant provisions of this Agreement regarding the performance of such obligations shall still remain in full force and effect with respect to the Costs Increased Lender.

9.	REPAYMENT OF PRINCIPAL

9.1
The Borrower shall, in accordance with the provisions of Article 17, pay the principal of the Loan to all the Lenders related to the Loan in installments, and such installment payments shall be made on each of the Interim Principal Repayment Dates and on the Maturity Date in accordance with the Payment Schedule set forth in Schedule 4 attached hereto. The amount to be paid to each Lender on each Interim Principal Repayment Date shall be the amount of the principal of the Loan that is due and payable by the Borrower to all the Lenders related to the Loan on such Interim Principal Repayment Date, and such amount payable shall be prorated in proportion to the Participation Ratio of such Lender after the drawdown of the Loan made on the Drawdown Date. The amount to be paid to each Lender on the Maturity Date shall be the balance of the principal of the Loan of such Lender as of the Maturity Date.

10.	INTEREST

10.1
The Borrower shall, in accordance with the provisions of Article 17, pay, on the Interest Payment Date that is to be the last day of each Interest Calculation Period, the total amount of interest calculated by multiplying the principal amount of the Individual Loan of each Lender related to such Interest Calculation Period by (i) the Applicable Interest Rate for such Interest Calculation Period and (ii) the actual number of days of such Interest Calculation Period.

10.2
The calculation method for interest under Article 10.1 shall be on a day-to-day basis, inclusive of the first day and exclusive of the last day, and on the basis of a year of 365 days, wherein divisions shall be done at the end of the calculation, and fractions less than one yen (JPY 1) shall be rounded down.

11.	VOLUNTARY PREPAYMENT

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

11.1
The Borrower may not prepay all or any part of the principal of the Loan payable on any of the Interim Principal Repayment Dates or the Maturity Date in accordance with the provisions of Article 9 prior to such Interim Principal Repayment Date or the Maturity Date (hereinafter referred to as the “Prepayment” in this Article 11 and Article 12); provided, however, that this shall not apply if the Prepayment is made pursuant to Article 8 or Article 12 or in accordance with the procedures set forth in Articles 11.2 through 11.4 below.

11.2
If the Borrower desires to make a Prepayment, the Borrower shall give a written notice to the Agent by ten (10) Business Days prior to the date on which the Borrower desires to make such Prepayment (hereinafter referred to as the “Desired Prepayment Date” in this Article 11), and such notice shall state (a) the principal amount of the Loans with respect to which the Borrower desires to make such Prepayment (which amount shall be the full amount of the outstanding principal amount of the Loan, or the amount of fifty million yen (JPY 50,000,000) or a whole multiple of twenty-five million yen (JPY 25,000,000) in excess thereof; and if the principal amount desired to be prepaid by such Prepayment is not the full amount of the outstanding principal amount of the Loan, the amount to be prepaid by such Prepayment to the Lenders shall be in proportion to the outstanding principal amounts of their respective Individual Loans), (b) to the effect that the Borrower will pay, on the Desired Prepayment Date, the full amount of the interest on the principal amount desired to be prepaid by such Prepayment that has accrued by the Desired Prepayment Date (inclusive) (hereinafter referred to as the “Accrued Interest” in this Article 11), and (c) the Desired Prepayment Date. After receiving such notice from the Borrower, the Agent shall immediately notify All Lenders of Items (a) through (c) of this Article 11.2. Each notice sent by the Borrower under this Article 11 shall be irrevocable by the Borrower. Each notice under this Article 11 shall be sent by facsimile transmission or e-mail in PDF format. Such recipient of such notice shall confirm with the sender whether the recipient received by facsimile transmission or e-mail in PDF format the notice by phone.

11.3
If the Desired Prepayment Date falls on any day other than an Interest Payment Date, All Lenders shall notify the Borrower, All Guarantors and the Agent of the amount of the Break Funding Cost by two (2) Business Days prior to the Desired Prepayment Date. The Borrower shall, in accordance with the provisions of Article 17, pay the total sum of the principal, the Accrued Interest and the Break Funding Cost (if any) in respect of the Loan to be prepaid by such Prepayment on the Desired Prepayment Date.

11.4
If a Prepayment has been made with respect to any part of the principal of the Loan pursuant to this Article 11, such prepaid amount shall be applied in the inverse order of maturity to the repayment of the principal amounts due and payable on each Interim Principal Repayment Date as specified in the Payment Schedule set forth in Schedule 4 attached hereto; provided, however, that notwithstanding anything to the contrary in this Agreement if a Prepayment is made during the Additional Syndication Period, such prepaid amount shall be applied, first, to the repayment of the principal amount of the Individual Loan held by the Underwriter until the Underwriter’s Individual Loan amount is reduced to the Underwriter’s Successful Syndication Amount and then, if there is any remaining amount after such application, in accordance with the application rules set forth above.

12.	MANDATORY PREPAYMENT

12.1
If the Borrower or any Japanese Guarantor sells or otherwise disposes of any Material Asset or shares of any Material Subsidiary (other than Permitted Intercompany Mergers and Consolidations and Exempted Restructuring Share Transfers) to a Person (including a member of the Equinix Group but excluding the Borrower and the Japanese Guarantors), the Borrower or such Japanese Guarantor shall make the Prepayment of an amount equivalent to the full amount

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

of the sale proceeds (less reasonable expenses (including Taxes and Public Charges) and the amount of indebtedness secured by such Material Asset or such shares of such Material Subsidiary or the assets held by such Material Subsidiary, in each case that is required to be paid upon consummation of such asset sale) on the Interest Payment Date arriving immediately after the tenth (10th) Business Day after the day of the receipt of the asset sale proceeds; provided, however, that, with respect to any sale proceeds of such Material Asset or such shares of such Material Subsidiary realized under a sale or disposal described in this Article 12.1, at the election of the Borrower or such Japanese Guarantor (as notified by the Borrower to the Agent on or prior to the date of such sale or disposal), and so long as no Event of Default nor Default has occurred and is continuing, the Borrower or such Japanese Guarantor may reinvest all or any portion of such sale proceeds of such Material Asset or such shares of such Material Subsidiary in (1) properties and assets that replace the properties and assets that were the subject of such asset sale, (2) expansion capital expenditures or (3) any combination of (1) and (2), so long as (x) within 360 days after the receipt of such asset sale proceeds, such reinvestment shall have been consummated or the Borrower or such Japanese Guarantor shall have entered into a definitive agreement for such reinvestment within such 360 day period and subsequently makes such reinvestment within 180 days thereafter (in either case as certified by the Borrower in writing to the Agent), (y) the amount of such sales proceeds are not included in clause (iii) of the definition of Consolidated Net Lease Adjusted Indebtedness for the purpose of calculating the Financial Covenant set forth in Article 20.3(2) and (z) the detailed plan of such reinvestment is provided to the Agent and All Lenders as soon as it becomes available; and provided, further, that any sale proceeds of such Material Asset or such shares of such Material Subsidiary not so used within such time period shall be promptly applied to the Prepayment as set forth in this Article 12.1. Notwithstanding anything contrary to the foregoing, this Article 12.1 shall not apply if (i) a transferee of the Material Asset or shares of a Material Subsidiary is a Person incorporated in Japan that is Substantially Wholly-Owned by the Borrower and (ii) such transferee becomes a new Guarantor by following substantially the same process as provided in Article 16.2.

12.2
If a Prepayment has been made with respect to any part of the principal of the Loan pursuant to the provisions of this Article 12, such prepaid amount shall be applied in the inverse order of maturity to the repayment of the principal amounts due and payable on each Interim Principal Repayment Date as specified in the Payment Schedule set forth in Schedule 4 attached hereto.

13.	DEFAULT INTEREST

13.1
If the Borrower or each Guarantor defaults in the performance of its obligations under this Agreement owed to a Lender or the Agent, the Borrower or Guarantor shall, immediately upon the Agent’s request and in accordance with the provisions of Article 17, for the period commencing on (and including) the due date of such defaulted obligation and ending on (and including) the day on which the Borrower or Guarantor performs all such defaulted obligations (hereinafter referred to as the “Defaulted Obligations” in this Article 13.1), pay default interest calculated by multiplying the amount of the Defaulted Obligations by the rate of fourteen percent (14%) per annum (to the extent not in violation of the Laws and Ordinances).

13.2
The calculation method for default interest under Article 13.1 shall be on a day-to-day basis, inclusive of the first and the last days, and on the basis of a year of 365 days, wherein divisions shall be done at the end of the calculation, and fractions less than one yen (JPY 1) shall be rounded down.

14.	FEES

14.1	The Borrower shall pay the Agent Fee to the Agent as separately agreed between the Borrower and the Agent, for the performance by the Agent of the Agent Services set forth in this Agreement.

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

15.	EXPENSES, TAXES AND PUBLIC CHARGES

15.1
All reasonable expenses (including reasonable attorneys’ fees) incurred in connection with the preparation, revision or amendment of this Agreement and any documents related hereto, and all reasonable expenses (including reasonable attorneys’ fees) incurred in relation to the maintenance or enforcement of the rights or the performance of the obligations by any Lender or the Agent pursuant to this Agreement and the documents related hereto shall be borne by the Borrower to the extent not in violation of the Laws and Ordinances. If any Lender or the Agent has paid these expenses in place of the Borrower, the Borrower shall, promptly upon the Agent’s reasonable request, pay the same in accordance with the provisions of Article 17.

15.2
The stamp duties and any other similar Taxes and Public Charges incurred in relation to the preparation, amendment or enforcement of this Agreement and any documents related hereto shall be borne by the Borrower. If any Lender or the Agent has paid these stamp duties or any other similar Taxes and Public Charges in place of the Borrower, the Borrower shall, promptly upon the Agent’s request, pay the same in accordance with the provisions of Article 17.

16.	GUARANTEE

16.1
The Borrower shall, on the date of this Agreement, cause each Japanese Guarantor and US Guarantor to submit a Letter of Guarantee to the Agent, and cause such Japanese Guarantor or US Guarantor to submit all of the documents set forth below with respect to such Japanese Guarantor or US Guarantor to the Agent by the day of submission of the Letter of Guarantee, the content of which shall be reasonably satisfactory to the Agent; provided, however, that in case of a US Guarantor, it will be sufficient to submit documents set forth below only in PDF format as the conditions precedent, to be followed by its original (where applicable) promptly after the date of submission of the Letter of Guarantee. Through the submission of the Letter of Guarantee, a joint and several guarantee agreement under which each such Japanese Guarantor and US Guarantor guarantees any and all obligations, which are owed, or will be owed in the future, by the Borrower and other Guarantor (only to the extent of the Guarantor Obligations) to each Lender and the Agent under this Agreement shall be formed:

(a)
a certified copy of the commercial registration (shogyo tokibo tohon), or the certificate of all matters presently recorded (genzaijiko zembu shomeisho) or the certificate of all matters historically recorded (rirekijiko zembu shomeisho) or, in case of US company, a certified copy of the certification of incorporation and the certificate of good standing (provided, however, that the certified copy or certificate shall be issued within three (3) months before the date of the submission);

(b)
a certificate of registered seal impression or, in case of US company, an incumbency certificate signed by an authorized officer certifying the authority and the genuineness of the signature of its signer to the Letter of Guarantee (provided, however, that the certificate shall be issued within three (3) months before the date of the submission);

(c)	a certified copy of the articles of incorporation (or its equivalent document for US Guarantors) and the rules of the board of directors (if any);

(d)	a notification of the seal impression or signature in the form prescribed by the Agent;

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

(e)
a certified copy or certified extract copy of the minutes of the meeting of the board of directors or minutes of the equivalent body or a confirmation letter in the form attached hereto as Exhibit B that approved the execution of and performance of the obligations under the Loan Documents;

(f)	in case of a Japanese Guarantor, the Japan Accounting Documents prepared by such Japanese Guarantor as of the latest fiscal year end;

(g)
a legal opinion prepared by legal counsel to the Guarantor, which includes the statement opining that (i) the Guarantor has been validly existing, (ii) the execution of the Loan Documents to which the Guarantor is a party has been duly authorized, and (iii) the Loan Documents to which the Guarantor is a party are legal, valid, binding and enforceable.

16.2
If, on or after the date of this Agreement, a Subsidiary of the Borrower newly becomes a Material Subsidiary, the Borrower shall promptly following the submission of the Japan Accounting Documents for the fiscal year in which such Subsidiary first becomes a Material Subsidiary cause such new Material Subsidiary to submit the Letter of Guarantee to the Agent, and cause such new Material Subsidiary to submit all of the documents set forth in Article 16.1 with respect to such new Material Subsidiary to the Agent by the day of submission of the Letter of Guarantee, the contents of which shall be reasonably satisfactory to the Agent. Through the submission of the Letter of Guarantee, a joint and several guarantee agreement under which such new Material Subsidiary guarantees any and all obligations, which are owed, or will be owed in the future, by the Borrower and other Guarantors (only to the extent of the Guarantor Obligations) to each Lender and the Agent under this Agreement shall be formed.

16.3
Each Guarantor shall, respectively, jointly and severally with the Borrower and other Guarantors, guarantee to each Lender and the Agent any and all obligations, which are owed, or will be owed in the future, by the Borrower and other Guarantors (only to the extent of the Guarantor Obligations) to each Lender and the Agent under this Agreement. Each Lender and the Agent may, without making any exercise of rights or demand to the Borrower or other Guarantors, request each Guarantor to perform the guarantee obligations. If a payment that has already been made by the Borrower or each other Guarantor pursuant to this Agreement is not approved due to the liquidation, dissolution, commencement of Insolvency Proceedings of the Borrower or such other Guarantor, or is cancelled or returned for any other reason, each Guarantor shall, respectively, in the same manner as the case where the payment is not performed, assume the guarantee obligations with respect to such payment obligation, to the extent permitted under the Laws and Ordinances.

16.4
To the extent permitted under the Laws and Ordinances, each Guarantor shall not assert any exemption of its obligations against any Lender or the Agent, even if such Lender or the Agent, for its convenience, decrease obligations of guarantee, or otherwise raise any objection to, such Lender or the Agent, even if such Lender or the Agent, for its own convenience, alters (only to the extent it does not provide additional obligations or burdens on such Guarantor) or releases all or part of guarantee held by such Lender or the Agent with respect to any and all of the obligations that are, or will be in the future, owed to such Lender or the Agent by the Borrower under this Agreement. Each Guarantor shall not make any claim for damages sustained therefrom against each Lender and the Agent.

16.5
Even in the cases where a Guarantor has performed all or part of the guarantee obligations to any Lender or the Agent , if there is any continuing transaction between the Borrower and any Lender or the Agent (not limited to the Lender or the Agent to which the guarantee obligations have been performed), such Guarantor shall not exercise any right that has been obtained from such Lender

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

or the Agent as applicable, by subrogation under the performance of the guarantee obligations, without the approval of such Lender and the Agent, as applicable. Until the Loans have been paid in full or fully discharged, each Guarantor shall, upon the request of the Agent or the Majority Lender(s), assign such right or priority without compensation to the Agent or the Lender that is designated by the Agent or the Majority Lender(s). Any costs and expenses for such assignment of right or priority shall be borne by the Borrower.

16.6
If any Guarantor provides any Lender or the Agent with any guarantee other than the guarantee obligations set forth in Article 16.3 with respect to the transactions between the Borrower and such Lender or the Agent, such guarantee shall not be altered at all due to the assumption of the guarantee obligations pursuant to Article 16.3. If any Guarantor provides any Lender or the Agent with a continuing guarantee (ne-hosho) under which the commitment amount has been set up with respect to the transactions between the Borrower and such Lender or the Agent, the Loan Amount of such Lender shall be added to the commitment amount of such guarantee. If any Guarantor provides any guarantee to any Lender or the Agent with respect to transactions between the Borrower and such Lender or the Agent in the future, the foregoing shall also apply.

16.7
Except as permitted pursuant to Article 22, each Guarantor shall not assert that the receivables of the Borrower or any other Guarantor due from any Lender or the Agent shall be set off against the obligations that are, or will be in the future, owed to such Lender or the Agent by the Borrower under this Agreement.

16.8	(i) Each Guarantor shall perform its guarantee obligations in the same currency as the obligations of the Borrower to be paid under this Agreement.

(ii)
In the event that the Borrower pays or tenders any payment to the Lenders or the Agent in any currency (hereinafter referred to as the “Other Currency” in this Article 16.8) other than the currency set forth in Item (i) above, such tender or payment shall not reduce, discharge or otherwise affect in any manner the obligations of each Guarantor under Item (i) above to make payments in the currency as set forth therein, whether or not such tender or payment by the Borrower is given any effect under the Laws and Ordinances. Each Guarantor shall continue to owe obligations to make payments as set forth in Item (i) above regardless of any such tender or payment by the Borrower as if no such tender or payment by the Borrower had been made.

(iii)
In the event that Item (ii) above is applicable, a Lender or the Agent may, upon acknowledging the full performance by each Guarantor of its obligations under this Agreement (including the obligations set forth in Item (i) of Article 31.3), pay to such Guarantor the amount that such Lender or the Agent has been paid or tendered and has actually received in any Other Currency; provided, however, that this shall not apply when such Guarantor assigns, upon the request of the Agent or the Majority Lender(s), the right to receive such payment to the Agent or the Lender that is designated by the Agent or the Majority Lender(s) in accordance with Article 16.5.

(iv)
Regardless of any material or critical change in financial environments or circumstances or in the Laws and Ordinances, any governmental (including quasi-governmental) orders, rules, so-called rescheduling or other dispositions, or else (including any non-enforceable dispositions), which may take place whether in Japan or abroad, and whether or not it affects any of the obligations of the Borrower or any Guarantor in any manner, the obligations of each Guarantor to perform the guaranteed obligations in accordance with this Article 16 shall not be affected thereby in any manner and each Guarantor shall remain fully responsible and liable to perform its obligations under this Agreement (including its obligations under Items (i) through (iii) above) in accordance with this

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Agreement. Notwithstanding the foregoing, if any Guarantor may not perform any of its obligations under this Agreement in the currency as set forth in Item (i) above or otherwise in accordance with this Item (iv) due to any restriction binding upon such Guarantor under the Foreign Exchange and Foreign Trade Law or any other applicable Laws and Ordinances or any governmental order or disposition, such Guarantor shall indemnify the Lenders or the Agent against any and all Damages incurred or suffered by the Lenders or the Agent within reasonable cause due to such order or restriction.

(v)
The obligations which each Guarantor owes pursuant to Items (i) through (iv) above are indemnity obligations which are independent from the Borrower’s principal obligations and each Guarantor hereby consents that Article 448 of the Civil Code of Japan does not apply to such obligations.

16.9
If the Borrower or any Guarantor divests 100% of the shares or assets of any Material Subsidiary pursuant to any Mergers and Consolidations (other than Permitted Intercompany Mergers and Consolidations) that are permitted under Article 20.1(3)(f) or 20.2(3)(g), All Lenders and the Agent shall execute an instrument releasing such Material Subsidiary from its obligations under the Letter of Guarantee concurrently with such divestiture, on the condition that (A)(i) the consideration for such divestiture is a fair market value and, upon the Agent’s reasonable request, supporting materials with respect to such consideration reasonably satisfactory to the Agent have been provided to the Agent and All Lenders and (ii) the cash proceeds of such divestiture less reasonable expenses and any Taxes and Public Charges incurred in connection with such divestiture and the amount of indebtedness secured by shares of such Material Subsidiary or assets held by such Material Subsidiary that is required to be paid upon consummation of such sale, are applied to make a mandatory prepayment of the Loan to the extent, if any, required by Article 12, or (B) (in the case of divesture of assets) (i) a transferee is a Person incorporated in Japan that is Substantially Wholly-Owned by the Borrower and (ii) such transferee becomes a new Guarantor by following substantially the same process as provided in Article 16.2.

17.	PERFORMANCE OF OBLIGATIONS BY BORROWER AND EACH GUARANTOR

17.1
In order to repay the obligations under this Agreement, the Borrower and each Guarantor shall, to the extent not in violation of the Laws and Ordinances, deposit the relevant amount in the Agent Account (i) by the Due Time, for those obligations the Due Dates of which are set forth herein, or (ii) promptly upon the Agent’s request, for those obligations the Due Dates of which are not set forth herein. In such case, the obligations of the Borrower or each Guarantor to the Agent or a Lender shall have been performed at the time of such deposit in the Agent Account.

17.2
Unless otherwise set forth in this Agreement, none of the Borrower or the Guarantors may make payments of its obligations under this Agreement directly to any Lender other than the Agent, contrary to Article 17.1. A Lender receiving such payment shall immediately pay the money it has received to the Agent, and the obligations with respect to such money shall have been performed upon receipt of such money by the Agent. In addition, none of the Borrower or the Guarantors may perform its obligations under this Agreement by accord and satisfaction (daibutsu bensai) unless the Agent or the Majority Lender(s) give their prior approval in writing.

17.3
The payments by the Borrower and each Guarantor under this Agreement shall be applied to the obligations in the order set forth below (with respect to each Guarantor, including the guarantee obligations for the Borrower’s obligations set forth in each item below):

(i)	those expenses to be borne by the Borrower or each Guarantor under this Agreement, which the Agent has incurred in place of such Borrower or Guarantor, and the Agent Fee, and default interest thereon;

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

(ii)	those expenses to be borne by the Borrower or each Guarantor under this Agreement, payable to a third party;

(iii)	those expenses to be borne by the Borrower or each Guarantor under this Agreement, which any Lender has incurred in place of such Borrower or Guarantor, and default interest thereon;

(iv)	the default interest (other than the default interest set forth in Items (i) and (iii) of this Article 17.3) and the Break Funding Cost;

(v)	the interest on the Loan; and

(vi)	the principal of the Loan.

17.4
Upon the application under Article 17.3, if the amount to be applied falls short of the amount outlined in any of the items thereunder, with respect to the first item not fully covered (hereinafter referred to as the “Item Not Fully Covered”), the remaining amount after the application to the item of the previous highest order of priority shall be applied to the Item Not Fully Covered, in proportion to the amount of the individual payment obligations owed by the Borrower or each Guarantor regarding the Item Not Fully Covered, which have become due and payable.

17.5
Unless otherwise required by the Laws and Ordinances, the Borrower and each Guarantor shall not deduct Taxes and Public Charges from the amount of obligations to be paid pursuant to this Agreement. If the Borrower or any Guarantor is required to deduct Taxes and Public Charges from the amount payable by such Borrower or Guarantor, such Borrower or Guarantor shall additionally pay the amount necessary in order for the relevant Lender or the Agent to be able to receive the amount that it would receive if no Taxes and Public Charges were imposed. In such case, such Borrower or Guarantor shall, within thirty (30) days from the date of payment, directly send to the relevant Lender or the Agent the certificate of such tax payment issued by the tax authorities in Japan or other competent Governmental Authorities.

17.6
If it is determined that the rate of the tax to be withheld from the interest payable by the Borrower to the Lenders will be changed on or after the date of the execution of this Agreement, the Borrower shall notify the Agent thereof promptly after such determination.

18.	DISTRIBUTION TO LENDERS

18.1
If there are any remaining amounts after deducting the amounts set forth in Items (i) through (iii) of Article 17.3 from the amount paid by the Borrower or any Guarantor pursuant to Article 17, the Agent shall immediately distribute any such remaining amounts to the Lenders in accordance with the provisions of this Article 18.

18.2
If, prior to distribution by the Agent to the Lenders pursuant to this Article 18, (a) an order for provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae) or attachment (sashiosae) in relation to the Loan Receivables or a right to claim the performance of the guarantee obligations is served on the Borrower or any Guarantor, (b) an assignment in relation to the Loan Receivables is made, or (c) a repayment of the obligations of the Borrower or any Guarantor by a third party is made, the rights and obligations of the Borrower, each Guarantor, the Agent and the Lenders shall be regulated in accordance with the following provisions:

(a)	(1) If the Agent completes the distribution to the Lenders pursuant to this Article 18 before the Agent receives notice from the Borrower or any Guarantor pursuant to

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Article 20.1(4) or 20.2(4) that it has received service of an order for provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae) or attachment (sashiosae) with respect to the Loan Receivables or a right to claim the performance of the guarantee obligations:

In this case, even if the creditor which obtains an order for provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae) or attachment (sashiosae), the Borrower, each Guarantor, the Lenders or any other third party suffers Damages as a result of such distribution by the Agent, the Agent shall not be liable in relation thereto, and such Borrower or Guarantor shall deal with such Damages at its own cost and liability. Such Borrower or Guarantor shall compensate the Agent for any Damages incurred by the Agent due to such distribution.

(2)
If, after the performance by the Borrower or any Guarantor of its obligations in accordance with the provisions of Articles 17.1 and 17.2 and before the completion of the distributions to the Lenders by the Agent pursuant to this Article 18, the Agent receives notice from the Borrower or any Guarantor pursuant to Article 20.1(4) or 20.2(4) that it has received service of an order for provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae) or attachment (sashiosae) with respect to the Loan Receivables or the right to claim the performance of the guarantee obligations for which such distribution is made:

In this case, (i) with respect to the money subject to such notice, the Agent shall withhold the distributions pursuant to this Article 18, and may take other measures in the manner that the Agent deems reasonable, and (ii) the Agent shall distribute the money paid by such Borrower or Guarantor, excluding the money subject to such notice, in accordance with the order of application set forth in Articles 17.3 and 17.4. If the creditor which obtains an order for provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae) or attachment (sashiosae), the Borrower, each Guarantor, the Lenders or any other third party suffers any Damages as a result of the measures taken by the Agent pursuant to (i) above or the distribution by the Agent pursuant to (ii) above, the Agent shall not be liable in relation thereto, and such Borrower or Guarantor shall deal with such Damages at its own cost and liability. Such Borrower or Guarantor shall compensate the Agent for any Damages incurred by the Agent due to such measures or distribution.

(3)
If the Agent receives notice from the Borrower or any Guarantor pursuant to Article 20.1(4) or 20.2(4) that it has received service of an order for provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae) or attachment (sashiosae) before the performance by the Borrower or any Guarantor of the obligations in accordance with the provisions of Articles 17.1 and 17.2:

In this case, the Agent shall make distributions in accordance with the order of application set forth in Articles 17.3 and 17.4 on the premise that no receivables subject to such notice exist. If the creditor which obtains an order for provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae) or attachment (sashiosae), the Borrower, each Guarantor, the Lenders or any other third party suffers any Damages as a result of the distribution by the Agent, the Agent shall not be liable in relation thereto, and such Borrower or Guarantor shall deal with such Damages at its own cost and liability. Such Borrower or Guarantor shall compensate the Agent for any Damages incurred by the Agent due to such distribution.

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

(b)	If the Assignor and the Assignee, under their joint names, notify the Agent of an assignment of the Loan Receivables in accordance with Article 29.1:

In this case, the Agent shall, after receiving such notice, immediately commence all administrative procedures necessary in order to treat such Assignee as the creditor of such Loan Receivables, and the Agent shall be exempt from its obligations insofar as the Agent treats the previous Lender as the party of interest until the Agent notifies the Borrower, All Guarantors, the Assignor and the Assignee to the effect that such procedures have been completed. If the Assignee or any other third party suffers Damages due to such treatment by the Agent, the Agent shall not be liable in relation thereto, and the Borrower and the Assignor of such Loan Receivables shall deal with such Damages at their own cost and liability. The Borrower and the Assignor of such Loan Receivables shall jointly and severally compensate the Agent for any Damages incurred by the Agent arising out of this Item (b).

(c)
If a third party making a repayment in accordance with the provisions of Article 30.2 and a Lender receiving such repayment, under their joint names, or the Borrower or each Guarantor, under its sole name, notifies the Agent of such repayment in accordance with Article 30.2:

In this case, the Agent shall, after receiving either of these notices, immediately commence all administrative procedures necessary in order to treat such right to receive indemnification obtained by the third party and such receivables obtained by subrogation in the same manner as the Loan Receivables subject to such repayment, and the Agent shall be exempt from its obligations insofar as the Agent treats the repayment by such third party as not having been made until the Agent notifies such Borrower or Guarantor, such third party and the Lender receiving the repayment by such third party to the effect that such procedures have been completed. If such third party or any other third party suffers Damages due to such treatment by the Agent, the Agent shall not be liable in relation thereto, and such Borrower or Guarantor and the Lender receiving such repayment shall deal with such Damages at their own cost and liability. Such Borrower or Guarantor and the Lender receiving such repayment shall jointly and severally compensate the Agent for any Damages incurred by the Agent arising out of this Item (c).

18.3
The distributions by the Agent to the Lenders shall be made in order, starting from Items (iv) to (vi) of Article 17.3. If there is an Item Not Fully Covered regarding the amounts to be distributed, the application and distribution with respect to such Item Not Fully Covered shall be made in accordance with the provisions of Article 17.4. In this case, each Lender, notwithstanding the provisions of Articles 17.3 and 17.4, may, at its sole discretion, determine the order of and procedures for the application of the amount so distributed to a repayment of obligations owed by the Borrower and each Guarantor to such Lender, and none of the Borrower or the Guarantors shall raise any objection to such determination; provided, however, that even if any Lender has made an application in an order different from that set forth in Articles 17.3 and 17.4, the Agent may deem such application to have been made in accordance with the provisions of Articles 17.3 and 17.4; and thereafter, the Agent may make distributions to each Lender on the premise that All Lenders have made applications in accordance with the provisions of Articles 17.3 and 17.4, and so far as the Agent makes distributions in such manner, it shall not be liable for any difference between the amount of such distributions and the amount applied to each Lender.

18.4
If the deposit of money by the Borrower or each Guarantor set forth in Article 17.1 fails to be completed by the Due Time, the Agent shall be under no obligation to make the distributions set forth in Article 18.1 on the same date. In such case, the Agent shall make such distributions

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

immediately after receiving the deposit from such Borrower or Guarantor, and such Borrower or Guarantor shall bear any Damages incurred by the Lender or the Agent in connection therewith.

18.5
Upon the request of the Agent which is based on a reasonable cause, the Lenders which receive such request shall immediately notify the Agent of the amount (including details) of the receivables they hold against the Borrower or each Guarantor under this Agreement. In this case, the obligation of the Agent to make the distributions set forth in Article 18.1 shall arise at the time all such notices reach the Agent. In the cases where a Lender delays this notice without reasonable cause, such Lender shall bear all Damages incurred by any Lender or the Agent due to such delay.

18.6
The Agent may (but shall not be obliged to) make the distributions to the Lenders by Temporary Advancement. Such Temporary Advancement shall not constitute the performance of an obligation of the Borrower or each Guarantor. In the cases where a Temporary Advancement is made, if the Borrower or each Guarantor fails to perform its obligations in relation to such Temporary Advancement by the Due Time, the Lender who received such Temporary Advancement pursuant to this Article 18.6 shall, immediately upon the Agent’s request, reimburse the Agent for the amount of such Temporary Advancement that such Lender received. In addition, the Lender shall, immediately upon the Agent’s request, pay to the Agent any Temporary Advancement Costs required in making such Temporary Advancement, depending on the amount of Temporary Advancement that such Lender received. If a Lender has paid any Temporary Advancement Costs to the Agent, the Borrower or each Guarantor shall reimburse the Lender for such Temporary Advancement Costs. In the cases where the Agent completes the distributions to Lenders by Temporary Advancement before the Agent receives the notice from the Borrower or any Guarantor pursuant to Article 20.1(4) or 20.2(4) that it has received service of an order for provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae) or attachment (sashiosae), even if the creditor which obtains an order for provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae) or attachment (sashiosae), the Borrower, each Guarantor, the Lenders or any other third party suffers Damages as a result of such distribution by Temporary Advancement by the Agent, the Agent shall not be liable in relation thereto, and such Borrower or Guarantor shall deal therewith at its own cost and liability. Such Borrower or Guarantor shall compensate the Agent for any Damages incurred by the Agent due to such distribution by Temporary Advancement (including, without limitation, the money set forth in the third and fourth sentences of this Article 18.6, which should be refundable or payable by the Lender to the Agent, but which has not yet been refunded or paid).

19.	REPRESENTATIONS AND WARRANTIES BY THE BORROWER AND GUARANTOR

19.1
The Borrower represents and warrants to each Lender and the Agent that each of the matters set forth below is true and correct as of the date of the execution of this Agreement and (except in the case of clause (xi) below) the Drawdown Date:

(i)	the Borrower is a corporation duly incorporated and validly existing under the Laws and Ordinances of Japan;

(ii)
the execution and delivery of, and the performance of the obligations under, this Agreement, and the consummation of any transactions contemplated hereby, by the Borrower are within the corporate purposes of the Borrower, and the Borrower has duly completed all procedures necessary therefor under the Laws and Ordinances, the articles of incorporation and other internal rules of the Borrower;

(iii)	the execution and delivery of, and the performance of the obligations under, this Agreement, and the consummation of any transactions contemplated hereby, by the

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Borrower do not result in any violation or breach of (a) the Laws and Ordinances, (b) the articles of incorporation and other internal rules of the Borrower, or (c) any material contract which binds the Borrower or the assets of the Borrower;

(iv)
the person who signed or attached his/her name and seal to this Agreement as the representative of the Borrower is authorized to sign or attach his/her name and seal to this Agreement as the representative of the Borrower by all procedures necessary pursuant to the Laws and Ordinances, the regulations equivalent to the articles of incorporation or other internal rules of the Borrower;

(v)	this Agreement constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with the terms of this Agreement;

(vi)
the latest Japan Accounting Documents prepared by the Borrower and submitted to the Lender in accordance with Articles 4.1 (iv)(g) and 20.1(1)(b) were accurately and duly prepared in light of Japan GAAP or US GAAP, as the case may be, and have been audited as required in accordance with the Laws and Ordinances if an accounting auditor (kaikei kansanin) is appointed as required under the Laws and Ordinances;

(vii)
to its knowledge, after the last day of the immediately preceding fiscal term, there has occurred no material change, which is reasonably expected to result in a material adverse effect on the business, assets, or financial condition of the Borrower or any Japanese Guarantor reflected in the Japan Accounting Documents for the immediately preceding fiscal term or which may materially adversely affect the performance of the obligations of the Borrower or any Japanese Guarantor under this Agreement (it being understood that no Permitted Intercompany Mergers and Consolidations, Exempted Restructuring Share Transfers or transfer or divestiture of the shares or assets of Terra Power or its Subsidiaries shall be deemed to have material adverse effect on the business, assets, or financial condition of the Borrower or any Japanese Guarantor reflected in the Japan Accounting Documents for the immediately preceding fiscal term or to materially adversely affect the performance of the obligations of the Borrower or any Japanese Guarantor under this Agreement);

(viii)
no lawsuit, arbitration, administrative procedure or any other dispute has commenced or to its knowledge, is likely to commence with respect to the Borrower, which is reasonably expected to materially adversely affect the performance by the Borrower of the obligations under this Agreement;

(ix)	no Event of Default nor Default has occurred;

(x)	The Borrower is not an Antisocial Force Related Party; and

(xi)	the outstanding balances of the Hybrid Loans as of the date of the execution of this Agreement shown in Schedule 2 are true and accurate.

19.2
Each Guarantor (if a certain Guarantor is specifically referred to in each of the following items, that Guarantor) represents and warrants to each Lender and the Agent (only with respect to itself) that each of the matters set forth below is true and correct as of the date of the submission of the Letter of Guarantee and the Drawdown Date:

(i)	such Guarantor is a legal entity duly incorporated and validly existing under the Laws and Ordinances of place of incorporation of such Guarantor;

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

(ii)
the execution and delivery of, and the performance of the obligations under, this Agreement, and the consummation of any transactions contemplated hereby, by such Guarantor are within the corporate purposes of such Guarantor, and such Guarantor has duly completed all procedures necessary therefor under the Laws and Ordinances, the articles of incorporation and other internal rules of such Guarantor;

(iii)
the execution and delivery of, and the performance of the obligations under, this Agreement, and the consummation of any transactions contemplated hereby, by such Guarantor do not result in any violation or breach of (a) the Laws and Ordinances, (b) the articles of incorporation and other internal rules of such Guarantor, or (c) any material contract which binds such Guarantor or the assets of such Guarantor;

(iv)
the person who signed or attached his/her name and seal to this Agreement as the representative of such Guarantor is authorized to sign or attach his/her name and seal to this Agreement as the representative of such Guarantor by all procedures necessary pursuant to the Laws and Ordinances, the articles of incorporation or other internal rules of such Guarantor;

(v)	this Agreement constitutes legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with the terms of this Agreement;

(vi)
if such Guarantor is a Japanese Guarantor, the latest Japan Accounting Documents prepared by such Guarantor and submitted to the Lender in accordance with Article 16.1(f) (including as applied under Article 16.2) or Article 20.2(1)(c) are accurately and duly prepared in light of Japan GAAP or US GAAP, as the case may be;

(vii)
if such Guarantor is a US Guarantor, the latest consolidated financial statements for the latest fiscal year and all the fiscal quarters following the end of the latest fiscal year that were filed by US Parent with the United States Securities and Exchange Commission (a) were prepared in accordance with US GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (b) fairly present in all material respects the financial condition of US Parent and its subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with US GAAP consistently applied throughout the period covered thereby, except, with respect to US GAAP application only, as otherwise expressly noted therein and subject, in the case of unaudited financial statements, to the absence of footnotes and to normal year-end audit adjustments;

(viii)
if such Guarantor is a Japanese Guarantor, to its knowledge, after the last day of the immediately preceding fiscal term, there has occurred no material change, which is reasonably expected to result in a material adverse effect on the business, assets, or financial condition of the Borrower or any Japanese Guarantor reflected in the Japan Accounting Documents for the immediately preceding fiscal term or which may materially adversely affect the performance of the obligations of the Borrower or any Japanese Guarantor under this Agreement (it being understood that no Permitted Intercompany Mergers and Consolidations, Exempted Restructuring Share Transfers or transfer or divestiture of the shares or assets of Terra Power or its Subsidiaries shall be deemed to have material adverse effect on the business, assets, or financial condition of the Borrower or any Japanese Guarantor reflected in the Japan Accounting Documents for the immediately preceding fiscal term or to materially adversely affect the performance of the obligations of the Borrower or any Japanese Guarantor under this Agreement);

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

(ix)
if such Guarantor is a US Guarantor, to its knowledge, after the last day of the fiscal term ending in December 2015, there has occurred no change that has not been publically disclosed in filings by US Parent with the United States Securities and Exchange Commission, which is reasonably expected to result in a material adverse effect on the business, assets, or financial condition of the Borrower or Guarantor or which may materially adversely affect the performance of the obligations of the Borrower or Guarantor under this Agreement (it being understood that no Permitted Intercompany Mergers and Consolidations, Exempted Restructuring Share Transfers or transfer or divestiture of the shares or assets of Terra Power or its Subsidiaries shall be deemed to have material adverse effect on the business, assets, or financial condition of the Borrower or any Guarantor or to materially adversely affect the performance of the obligations of the Borrower or any Guarantor under this Agreement);

(x)
no lawsuit, arbitration, administrative procedure or any other dispute has commenced or, to its knowledge, is threatened in writing with respect to such Guarantor, which is reasonably expected to materially adversely affect the performance by such Guarantor of its obligations under this Agreement;

(xi)	no Event of Default nor Default has occurred;

(xii)	such Guarantor is not an Antisocial Force Related Party; and

(xiii)	if such Guarantor is a Japanese Guarantor, such Guarantor is (a) directly or indirectly wholly owned by US Parent and (b) Substantially Wholly-Owned by the Borrower.

20.	COVENANTS OF THE BORROWER AND EACH GUARANTOR

20.1
(1)    The Borrower covenants to perform, at its expense, the matters set forth in each of the following items on and after the date of the execution of this Agreement and until the Borrower and All Guarantors complete the performance of all of their obligations under this Agreement to each Lender and the Agent:

(a)	if the Borrower becomes aware that any Event of Default or Default has occurred, or is likely to occur, the Borrower shall promptly notify the Agent and All Lenders thereof;

(b)
the Borrower shall submit to the Agent and All Lenders its Japan Accounting Documents within two (2) months following the end of each of the first, second and third fiscal quarters and within three (3) months following each fiscal year end;

(c)	the Borrower shall submit to the Agent and All Lenders a copy of its tax return submitted to the tax authority of Japan within three (3) months following each fiscal year end;

(d)
the Borrower shall submit to the Agent and All Lenders a document in the form attached hereto as Exhibit E whereby the situation of compliance with each of the matters set forth in Articles 20.1(2), 20.3 and 30.1 may be confirmed within three months following each fiscal year end;

(e)
the Borrower shall promptly provide the Agent and All Lenders such additional information regarding the business or financial affairs of the Borrower as is reasonably available, regarding compliance with the terms of this Agreement, or

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

regarding the status of the restructuring among the Borrower and its Subsidiaries as the Agent or a Lender through the Agent may from time to time reasonably request;

(f)
if the Borrower’s Officer becomes aware of occurrence of any material change with respect to the conditions of the assets, management or businesses of the Borrower or Japanese Guarantor (it being understood that Permitted Intercompany Mergers and Consolidations, Exempted Restructuring Share Transfers and transfers or divestitures of the shares, business or assets of Terra Power or its Subsidiaries shall not be deemed to be a material change with respect to the conditions of the assets, management or businesses of the Borrower or any Japanese Guarantor), or commencement of any lawsuit, which may materially affect the performance of the obligations of the Borrower or Japanese Guarantor under this Agreement, the Borrower shall promptly notify the Agent and All Lenders thereof;

(g)
if the Borrower’s Officer becomes aware of that any of the matters set forth in each item of Article 19.1 (other than clause (xi) thereof) or 19.2 is untrue, the Borrower shall promptly notify the Agent and All Lenders thereof;

(h)
if the restructuring of the Borrower and its Subsidiaries are materially deviated from that described in the Restructuring Plan, or if the Borrower or its Subsidiaries otherwise consummate any Permitted Intercompany Mergers and Consolidations, Exempted Restructuring Share Transfers or transfers or divestitures of the shares, business or assets of Terra Power or its Subsidiaries, the Borrower shall notify the Agent and All Lenders thereof concurrently with the delivery of the Japan Accounting Documents for the immediately succeeding quarter end; provided that the Borrower shall provide updates on the status of the Restructuring Plan as may be reasonably requested by the Agent from time to time; and

(i)
the Borrower shall submit to the Agent and All Lenders a document reporting the balance of the Hybrid Loans and other intercompany loans as of the end of each fiscal quarter in the form attached hereto as Exhibit G, together with a copy of any agreements related to any such loan entered into during such fiscal quarter, within two (2) months following the end of each of the first, second and third fiscal quarters and within three (3) months following each fiscal year end.

(2)
The Borrower shall not grant any security to secure any obligations of the Borrower, any Guarantor or any third party; provided, however, that this provision shall not apply to the cases where such granting falls under any of the following items and, in the case of any transaction under item (e) below, the Borrower has given a prior written notice to the Agent thereof. For the purpose of this Article 20.1(2), the granting of security shall mean the granting of security interests (including a continuing collateral security interest (ne-tanpo-ken); the same shall apply hereinafter in this Article 20.1(2)) on any assets of the Borrower, or the pre-engagement agreement for the granting of security interests on any assets of the Borrower, and does not include any security interest granted pursuant to the Laws and Ordinances, such as lien (sakidori tokken) or possessory lien (ryuchiken):

(a)	the cases where such granting of security is required by the Laws and Ordinances;

(b)	the cases where the Borrower acquires assets on which security interests have already been granted (including the cases where the Borrower acquires assets on

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

which security interests have already been granted, upon its merger, demerger, or business transfer);

(c)
the cases where the Borrower grants any security over any cargo or the bill of lading relevant to the import and export when entering into any foreign exchange transaction in respect of the import and export;

(d)	the cases where the Borrower grants any security in accordance with a pre-engagement agreement for the granting of security interests without a breach of this Agreement;

(e)
the cases where any of the Borrower or Japanese Guarantors, individually or jointly, grants any security securing any obligation to the extent that funds obtained by owing such obligation shall be used solely for the purpose of maintenance capital expenditures, integration capital expenditures, growth capital expenditures or acquisition made by the Borrower or Japanese Guarantors; and

(f)	the cases where the Borrower grants any security over the subject assets of any Permitted Financial Obligations to secure the Permitted Financial Obligations.

(3)
The Borrower covenants to comply with the matters set forth in each of the following items, on and after the date of the execution of this Agreement, and until the Borrower and All Guarantors complete the performance of all of their obligations under this Agreement to each Lender and the Agent:

(a)
the Borrower shall maintain licenses and other similar permits that are necessary to conduct its main business, and continue to carry out the business in compliance with all Laws and Ordinances, except where the failure to maintain such licenses or permits could not reasonably be expected to result in a material adverse effect on the Borrower’s business, assets or financial condition or ability to satisfy its obligations under this Agreement;

(b)
the Borrower shall not change its main business in any material respect (it being understood that the sale or divestiture of the shares or assets of Terra Power or its Subsidiaries shall not constitute a change in the main business of the Borrower);

(c)
unless otherwise specified in the Laws and Ordinances, the Borrower shall not subordinate the payments of any and all of its debts under this Agreement to the payments of any unsecured and unsubordinated debts (including any secured debts that will not be fully collected after the foreclosure sale of the security), or at least shall treat them pari passu;

(d)	(i) the Borrower shall not bear any new Financial Obligations having a third party outside Equinix Group as creditor except:

(A)	the Permitted Financial Obligations;

(B)
the cases where the Borrower bears any new Financial Obligations having a third party outside Equinix Group as creditor to the extent that that funds obtained by owing such obligation shall be used solely for the purpose of maintenance

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

capital expenditures, integration capital expenditures, growth capital expenditures or acquisitions by the Borrower; provided that if the principal amount of Financial Obligations that Borrower proposes to incur under this clause (B) in any single transaction or series of related transactions exceeds 1.0 billion yen (JPY 1,000,000,000), the Borrower shall provide a right of first offer for such Financial Obligations to the Lenders. If no or insufficient offers to satisfy in full such Financial Obligations requirements are made within twenty five (25) Business Days of the date on which the Lenders are offered the right to participate in any such Financial Obligations, together with information and materials sufficient for credit analysis, the Borrower or the Japan Guarantors may seek offers from third party finance providers to provide such Financial Obligations;

(C)	the Permitted Treasury Obligations;

(D)	the existing Financial Obligations of any Person who has been acquired by the Borrower;

(E)	the Financial Obligations borne as the result of refinancing of the Financial Obligations set forth in (A) through (D) above; and

(ii)
the Borrower shall not bear or maintain any intercompany loan (including corporate bonds and notes but excluding accounts payable incurred in the ordinary course of business which do not take a form of a loan) obligations having Equinix Group as creditor other than Permitted Intercompany Loans;

(e)	unless the Borrower gives prior written notice to the Agent and All Lenders, the Borrower will not issue shares (of any type; including stock acquisition rights) other than to the Equinix Group.

(f)
Unless the Agent and the Majority Lenders give their prior consent (such consent not to be unreasonably withheld), the Borrower shall not implement (x) any merger (gappei), demerger (kaisha bunkatsu), share exchange (kabushiki kokan) or share transfer (kabushiki iten), (y) any transfer or acceptance of all or substantially all of the business or assets (excluding the Material Assets) or (z) any transfer of shares of a Subsidiary to a third party that results in such entity ceasing to be a Subsidiary or any acceptance of shares of an entity from a third party that results in such entity becoming a Subsidiary (collectively, “Mergers and Consolidations”), which transaction will or may materially cause adverse effects on the performance by the Borrower or any Guarantor of the obligations under this Agreement except:

(i)
intercompany Mergers and Consolidations among the Borrower, Japanese Guarantors and/or any other Person incorporated in Japan that is Substantially Wholly-Owned by the Borrower provided that if such Person remains existing after the completion of the Mergers and Consolidations, it shall become a new Guarantor by following substantially the same process as provided in Article 16.2. (such intercompany Mergers and Consolidations, “Permitted Intercompany Mergers and Consolidations”);

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

(ii)	Exempted Restructuring Share Transfers; and

(iii)	transfers or divestitures of the business (for the avoidance of doubt, including any assets) or shares of Terra Power and its Subsidiaries;

(g)	the Borrower shall not be an Antisocial Force Related Party;

(h)	the Borrower shall not commit, or cause any third party to commit, any of the Antisocial Acts;

(i)
Unless the Agent and the Majority Lenders give their prior consent, the Borrower shall not (i) transfer or assign its loan receivables or rights and obligations in relation to Permitted Intercompany Loans to any Person (other than a Japanese Guarantor, so long as such loan receivables or rights qualify as Permitted Intercompany Loans after giving effect to such transfer or assignment) or (ii) alter the terms of Permitted Intercompany Loans to the extent that such alteration would adversely affect the Lenders in material respects; provided however that alterations of the terms which will not satisfy the Subordination Requirements are deemed to be a breach of this item (i)(ii);

(j)
the Borrower shall not sell or otherwise dispose of any Material Asset to any Person (including a member of the Equinix Group) other than (x) the Borrower, (y) a Japanese Guarantor or (z) a Person incorporated in Japan that is Substantially Wholly-Owned by the Borrower and that becomes a new Guarantor by following substantially the same process as provided in Article 16.2, unless (i) such sale or disposal is made on the terms and conditions that are arm’s length, (ii) the Borrower notifies the Agent and All Lenders in writing at least thirty (30) days (or such shorter period of time approved by the Agent) prior to such sale or disposal of the intention of the sale or disposal together with materials that reasonably evidence the fairness of the price of the sale or disposal and (iii) the proceeds from such sale or disposal are applied to make a mandatory prepayment of the Loan to the extent, if any, required by Article 12.1;

(k)	the Borrower shall repay in full or otherwise extinguish the Existing Financial Obligations on the Drawdown Date; and

(l)
the Borrower shall maintain each Japanese Guarantor as a Substantially Wholly-Owned Subsidiary of the Borrower. For the avoidance of doubt, this item (l) shall not be interpreted to prohibit Permitted Intercompany Mergers and Consolidations;

(4)
If the Borrower receives any service of an order for provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae), or attachment (sashiosae) with respect to the Loan Receivables (including any similar procedure taken in any jurisdiction outside Japan), the Borrower shall promptly notify in writing the Agent and All Lenders to that effect, together with a copy of such order.

20.2
(1)    Each Guarantor (or, if a certain Guarantor is specifically referred to in each of the following items, that Guarantor) covenants to perform, at its expense, the matters set forth in each of the following items on and after the date of the execution of this Agreement

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

and until the Borrower and All Guarantors complete the performance of all of their obligations under this Agreement to each Lender and the Agent:

(a)	if any Guarantor becomes aware that any Event of Default or Default has occurred, or is likely to occur, such Guarantor shall promptly notify the Agent and All Lenders thereof;

(b)
US Parent shall promptly provide to the Agent and All Lenders a copy of the financial statements that US Parent files with the United States Securities and Exchange Commission or shall promptly notify the Agent and All Lenders when such financial statements have been posted to an internet website accessible by the Agent and All Lenders, which financial statements shall (i) be prepared in accordance with US GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of US Parent and its subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with US GAAP consistently applied throughout the period covered thereby, except, with respect to US GAAP application only, as otherwise expressly noted therein and subject, and in the case of unaudited financial statements, to the absence of footnotes and to normal year-end audit adjustments;

(c)
For fiscal year 2016, each Japanese Guarantor shall submit to the Agent and All Lenders its Japan Accounting Documents within two months following the end of third fiscal quarter of fiscal year 2016 and within three months following the end of fiscal year 2016;

(d)	each Japanese Guarantor shall submit to the Agent and All Lenders a copy of its tax return submitted to the tax authority of Japan within 3 months following each fiscal year end;

(e)
each Japanese Guarantor shall submit to the Agent and All Lenders a document in the form attached hereto as Exhibit F whereby the situation of compliance with the matter set forth in Article 20.2(2) may be confirmed within three months following each fiscal year end;

(f)
each Guarantor shall promptly provide the Agent and All Lenders with such additional information regarding the business or financial affairs of such Guarantor as is reasonably available or regarding compliance with the terms of Agreement, as the Agent or a Lender through the Agent may from time to time reasonably request;

(g)
if any Japanese Guarantor’s Officer becomes aware of occurrence of any material change with respect to the conditions of the assets, management or businesses of the Borrower or any Japanese Guarantor (it being understood that Permitted Intercompany Mergers and Consolidations, Exempted Restructuring Share Transfers and transfers or divestitures of the shares, the business or assets of Terra Power or its Subsidiaries shall not be deemed to be a material change with respect to the conditions of the assets, management or businesses of the Borrower or any Japanese Guarantor), or commencement of any lawsuit, which may materially affect the performance of the obligations of the Borrower or any Japanese Guarantor under this Agreement, such Japanese Guarantor shall promptly notify the Agent and All Lenders thereof;

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

(h)
if any Japanese Guarantor’s Officer becomes aware that any of the matters set forth in each item of Article 19.1 (other than clause (xi) thereof) or 19.2 is untrue, such Japanese Guarantor shall promptly notify the Agent and All Lenders thereof;

(i)
each US Guarantor shall submit to the Agent and All Lenders on a quarterly basis, a certificate of the US Guarantor’s Officer certifying whether or not such US Guarantor’s Officer is aware that any of the matters set forth in each item of Article 19.1 or 19.2 is untrue; and

(j)
if any change has occurred with respect to the rating of US Parent for its long-term unsecured and non-credit enhanced debt obligations by any Rating Agency (including the cases where the rating is newly given or the rating is withdrawn), US Parent shall promptly notify the Agent and All Lenders to that effect.

(2)
Each Japanese Guarantor shall not grant any security to secure any obligations of the Borrower, any Guarantor or any third party; provided, however, that this provision shall not apply to the cases where such granting falls under any of the following items and, in the case of any transaction under item (e) below, such Japanese Guarantor has given a prior written notice to the Agent thereof. For the purpose of this Article 20.2(2), the granting of security shall mean the granting of security interests (including a continuing collateral security interest (ne-tanpo-ken); the same shall apply hereinafter in this Article 20.2(2)) on any assets of such Japanese Guarantor, or the pre-engagement agreement for the granting of security interests on any assets of such Japanese Guarantor, and does not include any security interest granted pursuant to the Laws and Ordinances, such as lien (sakidori tokken) or possessory lien (ryuchiken):

(a)	the cases where such granting of security is required by the Laws and Ordinances;

(b)
the cases where such Japanese Guarantor acquires assets on which security interests have already been granted (including the cases where such Japanese Guarantor acquires assets on which security interests have already been granted, upon its merger, demerger, or business transfer);

(c)
the cases where such Japanese Guarantor grants any security over any cargo or the bill of lading relevant to the import and export when entering into any foreign exchange transaction in respect of the import and export;

(d)	the cases where such Japanese Guarantor grants any security in accordance with a pre-engagement agreement for the granting of security interests without a breach of this Agreement;

(e)
the cases where any of the Borrower or Japanese Guarantors, individually or jointly, grants any security securing any obligation to the extent that funds obtained by owing such obligation shall be used solely for the purpose of maintenance capital expenditures, integration capital expenditures, growth capital expenditures or acquisition made by the Borrower or Japanese Guarantors; and

(f)	the cases where such Japanese Guarantor grants any security over the subject assets of any Permitted Financial Obligations to secure the Permitted Financial Obligations.

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

(3)
Each Guarantor (or, if a certain Guarantor is specifically referred to in each of the following items, that Guarantor) covenants to comply with the matters set forth in each of the following items, on and after the date of the execution of this Agreement, and until the Borrower and All Guarantors complete the performance of all of their obligations under this Agreement to each Lender and the Agent:

(a)
each Guarantor shall maintain licenses and other similar permits that are necessary to conduct its main business, and continue to carry out the business in compliance with all Laws and Ordinances, except where the failure to maintain such licenses or permits could not reasonably be expected to result in a material adverse effect on such Guarantor’s business, assets or financial condition or ability to satisfy its obligations under this Agreement; provided, however, that nothing in this clause (a) shall be interpreted to prohibit any Mergers and Consolidations of the Borrower and the Japanese Guarantors permitted without the consent of the Lenders pursuant to Article 20.2 (3)(g);

(b)
each Guarantor shall not change its main business in any material respect (it being understood that the sale or divestiture of the shares or assets of Terra Power and its Subsidiaries shall not constitute a change in the main business of any Guarantor);

(c)	US Parent shall cause its Subsidiaries and Affiliates to carry out their businesses so as to satisfy the REIT Requirements;

(d)
unless otherwise specified in the Laws and Ordinances, each Guarantor shall not subordinate the payments of any and all of its debts under this Agreement to the payments of any unsecured and unsubordinated debts (including any secured debts that will not be fully collected after the foreclosure sale of the security), or at least shall treat them pari passu;

(e)
QAON, in its capacity as the borrower of the Existing Financial Obligations, shall repay in full or otherwise extinguish the Existing Financial Obligations on the Drawdown Date using the proceeds of intercompany loans with the Subordination Requirements (the “Closing Date Intercompany Loans”) made by the Borrower to QAON (indirectly through Subsidiaries of the Borrower) from the proceeds of the Loans made on the Drawdown Date;

(f)	(i) each Guarantor shall not bear any new Financial Obligations having a third party outside Equinix Group as creditor, except:

(A)	in the case of US Guarantors, Financial Obligations that are not prohibited from being incurred under the US Guarantor Existing Material Debt Documents; and

(B)
in the case of Japanese Guarantors, (1) the Permitted Financial Obligations, (2) any of the Japanese Guarantors may bear any new Financial Obligations having a third party outside Equinix Group as creditor to the extent that that funds obtained by owing such obligation shall be used solely for the purpose of maintenance capital expenditures, integration capital expenditures, growth capital expenditures or acquisition by the Japanese Guarantor; provided that if the principal amount of Financial Obligations that a Japanese Guarantor proposes to

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

incur under this clause (B) in any single transaction or series of related transactions exceeds 1.0 billion yen (JPY 1,000,000,000), the Japanese Guarantor shall provide a right of first offer for such Financial Obligations to the Lenders (if no or insufficient offers to satisfy in full such Financial Obligations requirements are made within twenty five (25) Business Days of the date on which the Lenders are offered the right to participate in any such Financial Obligations, together with information and materials sufficient for credit analysis, the Japanese Guarantor may seek offers from third party finance providers to provide such Financial Obligations), (3) the Permitted Treasury Obligations, (4) the existing Financial Obligations of any Person who has been acquired by such Guarantor and (5) the Financial Obligations borne as the result of refinancing of the Financial Obligations set forth in (1) through (4) above.

(ii)
each Guarantor shall not bear or maintain any intercompany loan (including corporate bonds and notes but excluding accounts payable incurred in the ordinary course of business which do not take a form of a loan) obligations having Equinix Group as creditor unless such intercompany loans are Permitted Intercompany Loans;

(g)
Unless the Agent and the Majority Lenders give their prior consent (such consent not to be unreasonably withheld), each Japanese Guarantor shall not implement any Mergers and Consolidations, which transaction will or may materially cause adverse effects on the performance by the Borrower or any Guarantor of the obligations under this Agreement, except:

(i)	Permitted Intercompany Mergers and Consolidations;

(ii)	Exempted Restructuring Share Transfers; and

(iii) transfers or divestitures of the business (for the avoidance of doubt, including any assets) or the shares of Terra Power and its Subsidiaries;

(h)	each Guarantor shall not become an Antisocial Force Related Party;

(i)	each Guarantor shall not commit, or cause any third party to commit, any of the Antisocial Acts;

(j)
US Parent shall maintain its direct or indirect ownership of the shares of the Borrower and Japanese Guarantors at 100%. For the avoidance of doubt, this item (j) shall not be interpreted to prohibit Permitted Intercompany Mergers and Consolidations;

(k)
Unless the Agent and the Majority Lenders give their prior consent, each Guarantor shall not (i) transfer or assign its loan receivables or rights and obligations in relation to Permitted Intercompany Loans to any Person (other than a member of the Equinix Group so long as such loan receivables or rights qualify as a Permitted Intercompany Loans after giving effect to such transfer or assignment) or (ii) alter the terms of Permitted Intercompany Loans to the extent that such alternation would adversely affect the Lenders in material

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

respects; provided however that alterations of the terms which will not satisfy the Subordination Requirements are deemed to be a breach of this item(k)(ii); and

(l)
each Japanese Guarantor shall not sell or otherwise dispose of any Material Asset to any Person (including a member of the Equinix Group) other than the (x) Borrower, (y) a Japanese Guarantor or (z) a Person incorporated in Japan that is Substantially Wholly-Owned by the Borrower and that becomes a new Guarantor by following substantially the same process as provided in Article 16.2, unless (i) such sale or disposal is made on the terms and conditions that are arm’s length, (ii) the Japanese Guarantor notifies the Agent and All Lenders in writing at least thirty (30) days (or such shorter period of time approved by the Agent) prior to such sale or disposal of the intention of the sale or disposal together with materials that reasonably evidence the fairness of the price of the sale or disposal and (iii) the proceeds from such sale or disposal are applied to make a mandatory prepayment of the Loan to the extent, if any, required by Article 12.1.

(4)
If each Guarantor receives any service of an order for provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae), or attachment (sashiosae) with respect to the right to claim the performance of the guarantee obligations against such Guarantor (including any similar procedure taken in any jurisdiction outside Japan), such Guarantor shall promptly notify in writing the Agent and All Lenders to that effect, together with a copy of such order.

20.3
(1)    The Consolidated Fixed Charge Coverage Ratio as of the end of the fiscal year ending on December 2017 shall not be less than 1.20 to 1.00 and the Consolidated Fixed Charge Coverage Ratio as of the end of any subsequent fiscal year shall not be less than 1.50 to 1.00.

(2)	The Consolidated Net Lease Adjusted Leverage Ratio as of the end of any fiscal year commencing with the fiscal year ending on December 2017 shall not exceed 6.00 to 1.00.

(3)	The Consolidated Net Worth as of the end of any fiscal year commencing with the fiscal year ending on December 2017 shall be greater than or equal to 75% of the FY 2015 Total Net Worth.

(4)	The Consolidated Income from Operations as of the end of any fiscal year commencing with the fiscal year ending on December 2017 shall not be negative in any two consecutive full fiscal years.

21.	EVENT OF DEFAULT

21.1
If any of the events set forth in the items below has occurred, all of the obligations of the Borrower under this Agreement payable to All Lenders and the Agent shall automatically become due and payable without any notice or demand by a Lender or the Agent, and the Borrower and All Guarantors shall immediately pay the principal of and interest on the Loan and the Break Funding Cost and any other payment obligation that the Borrower and All Guarantors owe pursuant to this Agreement, in accordance with the provisions of Article 17:

(i)
if any payment by the Borrower or any Guarantor has been suspended (shiharai teishi), or if a petition (including any similar petition filed in any jurisdiction outside Japan) for the commencement of any Insolvency Proceedings is filed against the Borrower or any

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Guarantor except the cases where such petition for the commencement of Insolvency Proceedings is frivolous or abusive on its face;

(ii)
if the Borrower or any Guarantor adopts a resolution for dissolution or is given an order for dissolution, except as a result of Mergers and Consolidations or a dissolution of such Borrower or Guarantor that, in each case, is permitted under this Agreement;

(iii)
if the Borrower or any Guarantor abolishes its major business, except as a result of Mergers and Consolidations or a dissolution of such Borrower or Guarantor that, in each case, is permitted under this Agreement;

(iv)
if the Borrower or any Guarantor has received a disposition to suspend transactions with a clearinghouse (including any similar disposition in any jurisdiction outside Japan), or a disposition to suspend transactions by densai.net Co., Ltd. or a similar disposition by any other electronic monetary claim recording institution (including any similar disposition in any jurisdiction outside Japan); or

(v)
if any order or notice of provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae) or attachment (sashiosae) (including any similar procedure taken in any jurisdiction outside Japan) has been sent out, or any adjudication that orders an enforcement of preservative attachment (hozen sashiosae) or attachment (sashiosae) (including any similar adjudication rendered in any jurisdiction outside Japan) has been rendered, with respect to the deposit receivables or other receivables held by the Borrower or any Guarantor against a Lender, and such order or notice has not been cancelled within ten (10) days.

21.2
If any of the events set forth in the items below has occurred, all of the obligations of the Borrower under this Agreement payable to All Lenders and the Agent shall become due and payable upon notice to the Borrower and All Guarantors from the Agent based on the request of the Majority Lenders, and the Borrower and All Guarantors shall immediately pay the principal of and interest on the Loan and the Break Funding Cost and any other payment obligation that the Borrower and All Guarantors owe pursuant to this Agreement, in accordance with the provisions of Article 17:

(i)	if the Borrower or any Guarantor has defaulted in performing when due its monetary obligations, whether under this Agreement or not, payable to a Lender or the Agent in whole or in part;

(ii)	if any of the matters set forth in the items of Article 19.1 or 19.2 has been found to be untrue, except in minor respects, and it has not been cured within ten (10) Business Days;

(iii)
except for the cases set forth in Item (i) of this Article 21.2, if the Borrower or any Guarantor has breached any of its obligations under this Agreement (or, in the case such breach is curable, if the Borrower or any Guarantor has committed such breach and such breach has not been cured within ten (10) Business Days);

(iv)	if any of the outstanding corporate bonds issued by the Borrower or any Japanese Guarantor has been accelerated;

(v)
if (a)(i) the Borrower or any Guarantor has defaulted in performing all or part of the payment of its monetary obligations (in the case of the Borrower or any Japanese Guarantor, limited to the monetary obligations whose amount is three hundred million yen (JPY 300,000,000) or more in the aggregate; in the case of any US Guarantor, limited

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

to those monetary obligations a default by such US Guarantor in the payment of which results in an event of default under any of the US Guarantor Existing Material Debt Documents) other than those under this Agreement, or any of such obligations has been accelerated or (ii) if the Borrower or any Guarantor has defaulted in performing its guarantee obligations (in the case of the Borrower or any Japanese Guarantor, limited to the guarantee whose amount is three hundred million yen (JPY 300,000,000 ) or more in the aggregate; in the case of any US Guarantor, limited to those guarantee obligations a default by such US Guarantor in the performance of which results in an event of default under any of the US Guarantor Existing Material Debt Documents) for the benefit of a third party when such guarantee obligations have become due and payable; and (b) such default has not been cured within two (2) Business Days;

(vi)
if the Borrower or any Guarantor has suspended its material business or received dispositions, such as a suspension of business or the like (including any similar disposition in any jurisdiction outside Japan), from the competent Government Authority;

(vii)	if a petition for specific conciliation (tokutei chotei) (including any similar petition filed in any jurisdiction outside Japan) has been filed with respect to the Borrower or any Guarantor; or

(viii)	except for each of the foregoing items, if the business or financial condition of the Borrower or any Guarantor has deteriorated, and the necessity arises to preserve its receivables.

21.3
If a notice dispatched by the Agent to the Borrower pursuant to Article 21.2 has been delayed or has not been delivered due to the fault of the Borrower or any Guarantor, all of the obligations of the Borrower under this Agreement shall become due and payable at the time when such notice should have been delivered to the Borrower, and the Borrower shall immediately pay the principal of and interest on the Loan and the Break Funding Cost and any other payment obligations that the Borrower and All Guarantors owe pursuant to this Agreement, in accordance with the provisions of Article 17.

21.4
If a Lender has become aware of the occurrence of any of the events set forth in Items (i) through (iv) of Article 21.1 or each item of Article 21.2, the Lender shall immediately notify the Agent of such occurrence, and the Agent shall notify all of the other Lenders of the occurrence of such event. If the event set forth in Item (v) of Article 21.1 has occurred, the relevant Lender that falls under the obligor of such receivables with respect to such event shall notify the Borrower, All Guarantors, all of the other Lenders and the Agent of such occurrence of the event when such Lender becomes aware of the occurrence.

22.	SET-OFF

22.1
When the Borrower or any Guarantor is required to perform its obligations to the Agent or a Lender upon their due date, or upon acceleration or otherwise, (a) the Agent or the Lender may set off the receivables that it has against such Borrower or Guarantor under this Agreement, against its deposit obligations, the obligations under an insurance contract or other obligations that it owes to such Borrower or Guarantor, regardless of whether or not such obligations are due and payable, notwithstanding the provisions of Article 17.2, and (b) the Agent or the Lender may also omit giving prior notice and following the prescribed procedures, receive a refund of the deposited amount on behalf of such Borrower or Guarantor and apply this amount to the payment of obligations. The interest, Break Funding Cost and default interest and other payment for the receivables and obligations involved in such a set-off or application to payment shall be calculated on the premise that such receivables and obligations shall be extinguished on the day of such

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

calculation. In such calculation, the rate therefor shall be in accordance with the provisions of the agreements related to the rate therefor, and the foreign exchange rate at the time such calculation is made, as reasonably determined by the Agent or the Lender, shall be applied. The application in such cases shall be made in accordance with the provisions of Articles 17.3 and 17.4.

22.2
If it is necessary for the Borrower or each Guarantor to preserve its receivables, such Borrower or Guarantor may set off (i) the deposit receivables, the receivables under the insurance contract or any other receivables that it has against the Agent or a Lender and that became due, against (ii) the obligations that it owes to the Agent or the Lender under this Agreement and that became due and payable, notwithstanding the provisions of Article 17.2. In this case, such Borrower or Guarantor shall give written set-off notice to the Agent and promptly submit to the Agent or the Lender the receivable certificates for the deposit receivables, the receivables under the insurance contract or other receivables being set off and the passbook impressed with the seal of the seal impression submitted. The interest and default interest for the receivables and obligations involved in such a set-off shall be calculated on the premise that such receivables and obligations shall be extinguished on the day of receipt of such set-off notice. In such calculation, the interest rate and default interest rate shall be in accordance with the provisions of the agreements related to such interest rate and default interest rate, and the foreign exchange rate at the time such calculation is made, as reasonably determined by the Agent or the Lender, shall be applied. The application in such cases shall be made in accordance with the provisions of Articles 17.3 and 17.4.

22.3
In the cases where the principal of an Individual Loan of a Lender is repaid or set off (including, without limitation, the cases where the principal of such Individual Loan is extinguished as a result of a set-off in accordance with the provisions of Article 22.1 and the cases where the guarantee obligation of any Guarantor for the principal of such Individual Loan is repaid or set off) on any day other than an Interest Payment Date due to a reason not attributable to such Lender, if the Reinvestment Rate related to the Individual Loan so repaid or set off falls below the Applicable Interest Rate for the Interest Calculation Period to which the date of such repayment or set-off belongs, the Borrower shall, in accordance with the provisions of Article 17, pay to such Lender the Break Funding Cost in relation to such repayment or set-off, on the same day as such repayment or set-off, unless otherwise set forth in this Agreement.

22.4
Upon any set-off or application of the sales proceeds to the payment pursuant to Article 22.1 or 22.2, the relevant Lender in the cases set forth in Article 22.1, or the relevant Borrower or Guarantor in the cases set forth in Article 22.2, shall promptly notify the Agent of the details thereof in writing. In the event any Damages are incurred by a Lender or the Agent due to the delay of such notice without any reasonable cause, either the Lender or such Borrower or Guarantor that failed to give such notice shall bear such Damages.

23.	ARRANGEMENTS AMONG LENDERS AND AGENT

23.1
If the obligations of the Borrower or any Guarantor under this Agreement owed to any Lender (hereinafter referred to as the “Extinguished-Obligation Lender” in this Article 23.1) are extinguished other than in accordance with Articles 17 and 18 (including the cases where a set-off or application to payment is performed pursuant to Article 22.1 or 22.2), unless otherwise set forth in this Agreement, All Lenders and the Agent shall make arrangements among the Lenders and the Agent by way of assignment or purchase of receivables pursuant to the procedures set forth in each item below or any other measures similar thereto, in order that such arrangements shall achieve the same results whereby the repayment has been completed in accordance with the provisions of Articles 17 and 18 and the obligations owed to the Agent and the Lender have been extinguished. If All Lenders and the Agent do not agree upon such assignment or purchase

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

or any other measures similar thereto, All Lenders shall abide by such measures as determined by the Agent at its sole discretion; provided, however, that if the assignment of the receivables is expected as the arrangement among the Lenders and the Agent set forth in this Article 23.1 (including, without limitation, such cases set forth in Item (ii) below), the Lender who is the potential assignor of such receivables may refuse the assignment:

(i)
the Agent shall identify, and calculate each amount of, the receivables that the other Lenders and the Agent (hereinafter referred to in this Article 23.1 as the “Remaining Lenders, etc.”) should have received pursuant to the provisions of Articles 17 and 18 assuming that the amount of obligations so extinguished had been paid to the Agent in accordance with the provisions of Article 17.1 at the time of such extinguishment;

(ii)
the Extinguished-Obligation Lender shall purchase, from the Remaining Lenders, etc., the receivables, which are identified by the Agent in accordance with the provisions of Item (i) above, the amount of which is equivalent to the amount calculated by the Agent in accordance with the provisions of Item (i) above, at their face value; and

(iii)
if the purchase of receivables in accordance with the provisions of Item (ii) above is made, the Remaining Lenders, etc. who sold such receivables shall, at their own expense, notify such Borrower or Guarantor, promptly after the sale, by means of a document bearing the notarized date (kakutei hizuke) prescribed in Article 467 of the Civil Code of Japan.

24.	RIGHTS AND OBLIGATIONS OF AGENT

24.1
The Agent shall, pursuant to the entrustment by All Lenders, perform the Agent Services and exercise rights for the benefit of All Lenders, and shall exercise the rights deemed by the Agent to be ordinarily necessary or appropriate when performing the Agent Services. The Agent shall not be liable for the obligations other than those expressly specified in each provision of this Agreement, nor shall it be liable for any non-performance of obligations by any Lender under this Agreement. In addition, the Agent shall be an agent of the Lenders and, unless otherwise set forth herein, shall never act as an agent of the Borrower or each Guarantor.

24.2
The Agent may rely upon any communication, instrument and document which are deemed to be true and correct, and to have been signed by or to have the name and seal attached by, and to have been delivered by, the appropriate persons, and may act in reliance upon any written opinion or explanatory letter of experts appointed by the Agent to the extent reasonably necessary in relation to this Agreement.

24.3	The Agent shall perform its duties and exercise its authorities set forth in this Agreement with due care of a good manager.

24.4
Neither the Agent nor any of its directors, employees or agents shall be liable to the Lenders for any acts or omissions conducted thereby pursuant to, or in connection with, this Agreement, except for its willful misconduct or gross negligence. The Lenders shall jointly and severally indemnify the Agent for any and all liabilities and Damages (including, without limitation, any expenses paid to avoid any damages or losses and paid in order to recover any damages or losses (including attorneys’ fees)) incurred by the Agent in the course of the performance of its duties under this Agreement, to the extent not reimbursed by the Borrower or any Guarantor; provided, however, that in the cases where the Agent is also acting as a Lender, the Lenders other than the Agent shall jointly and severally indemnify the Agent for the amount remaining after deducting the portion for which the Agent should contribute, calculated pursuant to the Participation Ratio of the Agent acting as a Lender (or, if any of the Lenders cannot perform the indemnity for which

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

it is liable, the ratio calculated by dividing the Participation Ratio of the Agent acting as a Lender by the aggregate of the Participation Ratio of the Lenders other than such Lender which cannot perform the indemnity).

24.5
When the Agent receives written instructions from the Majority Lender(s), the Agent shall take action in compliance with such instructions so far as such instructions are lawful. In this case, the Agent shall not be liable to the Borrower, each Guarantor or the Lenders for any results of such actions to the extent it would not constitute a breach of due care of a good manager.

24.6
Unless the Agent receives from the Borrower, any Guarantor or a Lender a notice of the existence of any of the Events of Default or Defaults, the Agent shall be deemed to have been unable to become aware of such existence.

24.7
The Agent shall not be liable for the validity of this Agreement, nor shall it guarantee any matters represented by the parties in this Agreement. The Lenders shall enter into and conduct the transactions contemplated under this Agreement at their sole discretion by investigating the necessary matters including the creditworthiness of the Borrower and each Guarantor based on the documents, information and other data as they have deemed appropriate.

24.8
In the cases where the Agent is also acting as a Lender, the Agent shall have the same rights and obligations as each of the other Lenders, irrespective of the Agent’s obligations under this Agreement. In addition, the Agent may engage in commonly accepted banking transactions with the Borrower or each Guarantor other than under this Agreement. Furthermore, the Agent shall not be obliged to disclose to the other Lenders the information concerning the Borrower or each Guarantor that it has obtained through the transactions with such Borrower or Guarantor other than under this Agreement (any information that has been disclosed to the Agent by such Borrower or Guarantor shall, unless expressly identified as being made in relation to this Agreement, be deemed to be provided in relation to the transactions with such Borrower or Guarantor other than under this Agreement), nor shall the Agent be obliged to distribute to the other Lenders any money that it has received from the Borrower or each Guarantor through the transactions with such Borrower or Guarantor other than under this Agreement.

24.9
The calculation of the Individual Loan Amount and the calculation of the amounts to be distributed to each Lender pursuant to the provisions of Article 18 shall be made in accordance with the following: (i) for the amounts to be distributed to each Lender other than the Lender designated by the Agent (hereinafter referred to as the “Fraction Integrating Lender” in this Article 24.9; provided, however, that if the Agent is also acting as a Lender, the Lender who is also appointed as the Agent will be the Fraction Integrating Lender), any amount less than one yen (JPY 1) shall be rounded down, and (ii) for the amounts to be distributed to the Fraction Integrating Lender, such amounts shall be the difference between the aggregate of the amounts to be distributed to All Lenders and the aggregate of the amounts distributed to the other Lenders. Except for such cases, all calculations of fractions less than one yen (JPY 1) that are required under this Agreement shall be made in the manner deemed appropriate by the Agent.

24.10
Any determination of interest rates, Interest Calculation Periods and repayment dates, any other determination and the amounts payable under this Agreement, which are included in a notice given by the Agent to the Borrower, the Guarantors or the Lenders, shall be conclusive and binding on the Borrower, the Guarantors and the Lenders, in the absence of manifest error.

24.11
If the Agent receives any notice from the Borrower or any Guarantor which is required to be given to each Lender under this Agreement, the Agent shall promptly inform All Lenders of the details of such notice, and if the Agent receives any notice from a Lender which is required to be given to the Borrower, All Guarantors or the other Lenders under this Agreement, the Agent

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

shall promptly inform the Borrower, All Guarantors or All Lenders, as the case may be, of the details of such notice. The Agent shall make any documents, which the Agent has obtained from the Borrower or any Guarantor and keeps, available to the Lenders during its ordinary business hours.

25.	RESIGNATION AND DISMISSAL OF AGENT

25.1	The procedures for the resignation of the Agent shall be as follows:

(i)
the Agent may resign from its position as the Agent by giving written notice to All Lenders, the Borrower and All Guarantors; provided, however, that such resignation shall not become effective until a successor Agent is appointed and such successor Agent accepts such appointment;

(ii)	if the Agent gives notice pursuant to Item (i) above, the Majority Lender(s) shall appoint a successor Agent upon obtaining the consent of the Borrower; and

(iii)
if a successor Agent is not appointed by the Majority Lender(s) within thirty (30) days after the notice of resignation is given as set forth in Item (i) above (including the day of such notice), or if the entity being appointed by the Majority Lender(s) as a successor Agent does not accept such assumption of office of the Agent, the Agent in office at that time may, upon obtaining the consent of the Borrower, appoint a successor Agent on behalf of the Majority Lender(s).

25.2	The procedures for the dismissal of the Agent shall be as follows:

(i)
the Majority Lender(s) may dismiss the Agent by giving written notice to all of the other Lenders, the Borrower, All Guarantors and the Agent; provided, however, that such dismissal shall not become effective until a successor Agent is appointed and such successor Agent accepts such appointment; and

(ii)	if the Majority Lender(s) gives notice pursuant to Item (i) above, the Majority Lender(s) shall appoint a successor Agent upon obtaining the consent of the Borrower.

25.3
If the entity appointed as the successor Agent pursuant to Article 25.1 or 25.2 accepts the assumption of office, the former Agent shall deliver to the successor Agent all the documents and materials it has kept as the Agent under this Agreement, and shall give all the support necessary for the successor Agent to perform the duties of the Agent under this Agreement.

25.4
The successor Agent shall succeed to the rights and obligations of the former Agent under this Agreement, and the former Agent shall be exempted from all of its obligations as the Agent at the time of the assumption of office by the successor Agent; provided, however, that the provisions of this Agreement relevant to any actions (including omissions) conducted by the former Agent during the period it was in office shall remain in full force and effect.

25.5
If any of the following events occurs, notwithstanding the provisions of Articles 25.1 through 25.4, the Agent may resign from its position as the Agent upon agreement with the Majority Lender(s). If the Agent resigns from its position as the Agent pursuant to this Article 25.5, the resigning Agent shall promptly notify the Borrower and All Guarantors of such resignation, and the Borrower and the Guarantors shall not object to such resignation. Even if the Agent resigns from its position as the Agent pursuant to this Article 25.5, the Borrower shall not be released from its obligations to pay the Agent Fee that has already accrued:

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

(i)
if a petition (including any similar petition filed in any jurisdiction outside Japan) for the commencement of bankruptcy procedures (hasan tetsuzuki kaishi), commencement of civil rehabilitation procedures (minji saisei tetsuzuki kaishi), commencement of corporate reorganization procedures (kaisha kosei tetsuzuki kaishi), commencement of special liquidation (tokubetsu seisan kaishi), or commencement of any other similar statutory insolvency procedures is filed against the Borrower; or

(ii)
if the Borrower fails to pay the Agent Fee and the Agent requests the Borrower to pay the Agent Fee by setting a reasonable period of time but the Borrower fails to pay the Agent Fee within such period.

26.	CLARIFICATION OF INTENTION OF LENDERS

26.1	The procedures for the clarification of the intention of the Majority Lender(s) and All Lenders shall be as follows:

(i)
if a Lender deems that any event which requires the instructions of the Majority Lender(s) or All Lenders set forth in this Agreement has occurred, such Lender may give notice to the Agent to request the clarification of the intention of the Majority Lender(s) or All Lenders, as the case may be;

(ii)
the Agent shall, upon receipt of the notice set forth in Item (i) above, promptly give notice to All Lenders to seek the clarification of the intention of the Majority Lender(s) or All Lenders, as the case may be;

(iii)
upon receipt of the notice set forth in Item (ii) above, each Lender shall make its decision on the relevant event and inform the Agent of its decision within ten (10) Business Days after the receipt of such notice; and

(iv)
if a clarification of the intention of the Majority Lender(s) or All Lenders is made pursuant to Items (i) through (iii) above, the Agent shall promptly notify the Borrower, All Guarantors and All Lenders of the result thereof as the instruction of the Majority Lender(s) or All Lenders, as the case may be.

26.2
If the Agent deems that any event which requires the clarification of the intention of the Majority Lender(s) or All Lenders other than in the case of Article 26.1 has occurred, the Agent may give notice to All Lenders to seek such clarification. Furthermore, the provisions of Items (iii) and (iv) of Article 26.1 shall apply to the procedures to be taken after such notice is given.

27.	AMENDMENT TO THIS AGREEMENT

27.1
The terms of this Agreement may be amended or supplemented by the written agreement of the Borrower, All Guarantors, the Majority Lenders and the Agent and waived by the written agreement of the Majority Lenders and the Agent; provided, however, that the matters set forth in the following items may be amended or supplemented only by the written agreement of the Borrower, All Guarantors, All Lenders and the Agent and waived only by written agreement of All Lenders and the Agent; provided, further, that notwithstanding items (8) through (10) below the covenants and/or representations and warranties set forth in Article 16 or the Letter of Guarantee (except for an obligation to be a Guarantor), the covenants set forth in Article 20, and the events of default set forth in Article 21 may be waived by the written agreement of only the Majority Lenders and the Agent:

(1)	The imposition of additional duties on Lenders including increases of the Loan Amount;

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

(2)	Reduction of loan principal, interest, or other amounts to be paid by Borrower pursuant to this Agreement;

(3)	Extension of any Due Date;

(4)	Reduction of the Spread or the Base Rate;

(5)	Amendment to the definition of “Majority Lender”;

(6)	Modification of Article 3.1;

(7)	Modification to the conditions precedent set forth in Article 4;

(8)
Modification of Article 16 or release of any Guarantor from the guarantee obligations under the Letter of Guarantee (except for release of such Guarantor from its obligations under the Letter of Guarantee as permitted herein, which shall not require written agreements of any Lenders or Agent (including, without limitation, in connection with the Permitted Intercompany Mergers and Consolidations, or Mergers and Consolidations pursuant to Article 16.9));

(9)	Modification to the covenants set forth in Article 20;

(10)	Modification to the events of default set forth in Article 21;

(11)	Amendment of this article; and

(12)	Amendment to any provision concerning which the consent of All Lenders is required by this Agreement.

27.2
Notwithstanding the provisions of Article 27.1, if the Agent resigns in accordance with Article 25.5 and a successor of the Agent is not immediately appointed through an agreement of the Majority Lender(s), this Agreement may be amended, upon a written agreement of the Majority Lender(s) and the Agent (or a written agreement of the Majority Lender(s) if the Agent has already resigned), to the extent reasonably necessary to make it possible for each Lender to exercise its rights individually. The party that amended this Agreement in accordance with this Article 27.2 shall provide the other parties hereto with a written notice of the details of the amendment without delay.

28.	ASSIGNMENT OF STATUS AS A PARTY

28.1
The Borrower may not assign to any third party its status as a party under this Agreement, or its rights and obligations under this Agreement, unless All Lenders, All Guarantors and the Agent give their prior consent in writing.

28.2
No Guarantor may transfer its status as a party under this Agreement, or its rights and obligations under this Agreement, unless the Borrower, other Guarantors, All Lenders and the Agent give their prior consent in writing; provided, however, that (x) any direct or indirect wholly-owned subsidiary of US Parent may assume the obligations of a US Guarantor (other than US Parent) in connection with the consolidation or merger of such US Guarantor with such direct or indirect wholly-owned subsidiary resulting in such direct or indirect wholly-owned subsidiary as the surviving company and (y) any Japanese Guarantor may complete Permitted Intercompany Mergers and Consolidations.

28.3
Unless otherwise set forth in this Agreement, a Lender may not assign to any third party all or part of its status as a party under this Agreement, along with its rights and obligations associated therewith, if the Lending Obligations have not been completed, unless all the requirements set forth in the items below have been fulfilled (provided, however, that if an Event of Default has occurred and is continuing, only the fulfillment of the requirements set forth in items (i), (ii) and (v) below is required) (hereinafter in this Article 28, any Lender who makes such assignment in accordance with this Article 28 shall be referred to as an “Assigning Lender,” and any Lender who accepts such assignment in accordance with this Article 28 shall be referred to as a “Successive Lender”). The Assigning Lender and the Successive Lender shall, under their joint

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

names, immediately send to the Agent a notice of assignment of status as a party. All of the other Lenders and the Agent hereby express their consent to such assignment in advance:

(i)	the Successive Lender shall not be an Antisocial Force Related Party;

(ii)
if such assignment is made with respect to a part of the status as a party under this Agreement, both the Assigning Lender and the Successive Lender shall become the Lenders under this Agreement and each of the provisions of this Agreement shall apply to these Lenders on and after the assignment date, and thereafter the Individual Loan Amount of the Assigning Lender prior to such assignment of the status shall be partially reduced and the portion of the Individual Loan Amount so reduced shall apply to the Successive Lender as its Individual Loan Amount (provided, however, that, if such Successive Lender has already been a Lender under this Agreement prior to such assignment, the amount that shall apply to such Successive Lender thereafter shall be the total of the amount equivalent to such reduced Individual Loan Amount and its Individual Loan Amount prior to such assignment);

(iii)	the Successive Lender shall be a Qualified Assignee or an assignee proposed by the Agent and approved by the Borrower and All Guarantors (such approval not to be unreasonably withheld);

(iv)
if such assignment is made with respect to part of the status as a party under this Agreement, both the amount to be reduced from the Individual Loan Amount and the Individual Loan Amount of the Assigning Lender after such reduction shall be not less than one hundred million yen (JPY 100,000,000);

(v)
no withholding tax or other taxes shall arise from the assignment, and there shall be no increase in the amount of interest expense payable by the Borrower or any Guarantor to the Successive Lender in accordance with the provisions of Article 17.5 (provided, however, that any assignment of the status as a party under this Agreement from a Lender to any of its foreign Subsidiaries or Affiliates as a result of any revocation of the Lender’s lending business in Japan shall be excluded); and

(vi)	the Borrower and All Guarantors shall consent in writing to such assignment (such consent not to be unreasonably withheld if the requirement set forth in item (iii) above is satisfied).

28.4
All expenses incurred from the assignment made pursuant to Article 28.3 shall be borne by the Assigning Lender; provided, however, that if an Event of Default has occurred and is continuing, all expenses shall be borne by the Borrower. The Assigning Lender shall pay to the Agent, by the actual date of such assignment, the amount of five hundred thousand yen (JPY 500,000), together with the applicable consumption tax and local consumption tax, as a consideration for the administrative procedures performed in connection with the assignment.

29.	ASSIGNMENT OF LOAN RECEIVABLES, ETC.

29.1
Unless otherwise set forth in this Agreement, a Lender may not assign all or part of its Loan Receivables, or its rights and obligations or any other status as a party under this Agreement associated with such Loan Receivables, if the Lending Obligations have been completed or terminated unless all the requirements set forth in the items below are fulfilled (provided, however, that if an Event of Default has occurred and is continuing, only the fulfillment of the requirement set forth in items (i), (ii) and (v) below is required). The Assignor and the Assignee shall perfect the assignment against third parties and the obligor regarding the assignment of receivables as

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

of the date of the assignment. In this case, the Assignor and the Assignee shall, under their joint names, immediately send to the Agent and All Guarantors a notice of assignment of loan receivables, etc. All of the other Lenders, the Borrower, All Guarantors and the Agent hereby express their consent to such assignment in advance. In this case, the Assignee shall be treated as a Lender in connection with the application of each provision of this Agreement to the assigned portion of such Loan Receivables, any and all rights and obligations associated therewith and any other status as a party under this Agreement:

(i)    the Assignee shall not be an Antisocial Force Related Party;

(ii)
with respect to the Loan Receivables to which the Assignee has succeeded, as well as any and all rights and obligations and other status as a party under this Agreement associated with such Loan Receivables, the Assignee shall be bound upon by each provision of this Agreement related thereto;

(iii)	the Assignee shall be a Qualified Assignee;

(iv)
if such assignment is made by way of splitting, each split amount of the principal of the Loan Receivables of the Assignor and the Assignee shall be not less than one hundred million yen (JPY 100,000,000);

(v)
no withholding tax or other taxes shall arise from the assignment, and there shall be no increase in the amount of interest expense payable by the Borrower or any Guarantor to the Assignee in accordance with the provisions of Article 17.5 (provided, however, that any assignment from a Lender to any of its foreign Subsidiaries or Affiliates as a result of any revocation of the Lender’s lending business in Japan shall be excluded); and

(vi)	the Borrower and All Guarantors shall consent in writing to such assignment (such consent not to be unreasonably withheld if the requirement set forth in item (iii) above is satisfied).

29.2
All expenses incurred from the assignment made pursuant to Article 29.1 shall be borne by the Assignor; provided, however, that if an Event of Default has occurred and is continuing, all expenses shall be borne by the Borrower. The Assignor shall pay to the Agent, by the actual date of such assignment, the amount of five hundred thousand yen (JPY 500,000), together with the applicable consumption tax and local consumption tax, as a consideration for the administrative procedures performed in connection with the assignment.

30.	COLLECTION FROM A THIRD PARTY

30.1
Other than the guarantee provided by each Guarantor under this Agreement, the Borrower shall not, on or after the date of the execution of this Agreement, consign any third party to guarantee (including any guarantee by encumbrance of property but not including any continuing guarantee (ne-hosho) or any guarantee by encumbrance of property that is a continuing collateral security (ne-tanpo)) the performance of obligations by the Borrower under this Agreement, nor shall the Borrower make any third party assume or perform its obligations under this Agreement, unless it obtains prior consent in writing from the Agent and All Lenders.

30.2
A Lender may receive the repayment of the obligations of the Borrower or a Guarantor under this Agreement from a third party (provided, however, that such third party does not include any Guarantor defined as such in this Agreement), if all the requirements set forth in the items below are fulfilled. If a Lender receives any repayment from a third party in accordance with the provisions of this Article 30.2, the Lender shall, under the joint name with such third party, and

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

the Borrower and each Guarantor shall, respectively, under its sole name, immediately notify the Agent of the fact that such repayment was made. The provisions of Article 17.2 shall not apply to the receipt of the repayment in accordance with this Article 30.2, and with respect to the extinguishment of the obligations of the Borrower or any Guarantor under this Agreement resulting from the receipt of the repayment, no arrangement among the Lenders and the Agent set forth in Article 23.1 shall be made:

(i)
when the third party exercises against the Borrower or any Guarantor its right to receive indemnification from such Borrower or Guarantor obtained as a result of the repayment made by it to the Lender and its right to the receivables to which it has become entitled by subrogating the Lender, it shall consent in writing to treat such rights in the same way as the receivables in relation to such repayment and to be bound by the provisions of this Agreement to such extent, and to submit such written consent to the Agent for the benefit of the Lender and the Agent;

(ii)	the third party is a Qualified Assignee, and is not a Subsidiary or an Affiliate of such Borrower or Guarantor, and such Borrower or Guarantor is not a Subsidiary or an Affiliate of such third party;

(iii)
if the repayment is made for the obligations with respect to the Loan Receivables, one hundred million yen (JPY 100,000,000) or more of the principal of the relevant Loan Receivables shall be repaid; and

(iv)
no withholding tax or other taxes shall arise from the repayment, and there will be no increase in the amount of the interest expense payable by the Borrower or any Guarantor to the third party in accordance with the provisions of Article 17.5.

In the case of any exercise of the right to receive indemnification or any obtainment by subrogation of the Loan Receivables by the third party, such obtainment of the right to receive indemnification or such obtainment by subrogation shall be considered to be the assignment of the Loan Receivables pursuant to the provisions of Article 29, and the provisions of Article 29.2 shall apply mutatis mutandis.

31.	GENERAL PROVISIONS

31.1	Confidentiality Obligations

The Lenders and the Agent shall maintain the confidentiality of all information provided by the Borrower or the Guarantors to the Lenders and the Agent in connection with the Agreement, except:

(i)
If the notice of failure to make an Individual Loan has been given pursuant to the provisions of Article 6.1, or if any of Events of Default or Defaults has occurred, or if the clarification of the intention of the Majority Lender(s) has been required pursuant to the provisions of Article 26, the Agent and a Lender may disclose to each other any information with regard to the Borrower or any Guarantor or the transactions with the Borrower or any Guarantor, which either party has obtained in connection with this Agreement or an agreement other than this Agreement, to the extent reasonably necessary.

(ii)
Upon the assignment of status as a party pursuant to the provisions of Article 28 or an assignment of the Loan Receivables, etc. pursuant to the provisions of Article 29, a Lender may disclose any information with regard to this Agreement to the Assignee (including the Successive Lender set forth in Article 28) or a person considering becoming an

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Assignee (including an intermediary of such assignment), on the condition that such Lender imposes the confidentiality obligations on the other party. The information with regard to this Agreement referred to in this Item (ii) shall mean any information regarding the credit of the Borrower and each Guarantor that has been obtained in connection with this Agreement, any information regarding the content of this Agreement and other information incidental thereto, and any information regarding the content of the Loan Receivables, etc. to be assigned and other information incidental thereto, and shall not include any information regarding the credit of the Borrower and each Guarantor that has been obtained in connection with any agreement other than this Agreement.

(iii)
A Lender or the Agent may disclose information with regard to this Agreement, to the extent reasonably necessary, upon an order, direction, request, or the like made pursuant to applicable laws or made by administrative agencies, judicial agencies or other relevant authorities, or central banks or self-regulatory agencies in or outside Japan, or may disclose information with regard to this Agreement to an attorney, judicial scrivener, certified public accountant, accounting firm, tax accountant, rating agency, or any other expert who needs to receive the disclosure of confidential information in relation to his/her work. A Lender or the Agent may also disclose information with regard to this Agreement to its Parent Company, Subsidiary, and Affiliate to the extent necessary and appropriate for internal control purposes.

31.2	Risk Bearing, Exemption, and Compensation and Indemnification

(i)
If any documents furnished by the Borrower or any Guarantor to the Agent or each Lender have been lost, destroyed or damaged for any unavoidable reasons, such as an incident or a natural disaster, such Borrower or Guarantor shall, upon consultation with the Agent, perform its obligations under this Agreement based on the records, such as books and vouchers, of the Agent or the Lender. Such Borrower or Guarantor shall, upon the request of the Agent or a Lender through the Agent, promptly prepare substitute documents and furnish them to the Agent or the Lender through the Agent.

(ii)
If a Lender or the Agent performs transactions after comparing, with due care, the signature or seal impression of the representative or agent of the Borrower or each Guarantor to be used for the transactions in relation to this Agreement with the signature or seal impression submitted by such Borrower or Guarantor in advance, such Borrower or Guarantor shall bear any Damages incurred as a result of an event such as forgery, alteration or theft of the seals.

(iii)
The Borrower or any Guarantor will not make any claim against a Lender or the Agent for any Damages incurred by such Borrower or Guarantor as a result of such Lender or the Agent taking any actions permitted under this Agreement to the extent such actions are not made with gross negligence (including deciding not to make the Individual Loan, providing the Borrower and All Guarantors with a notice in accordance with Article 21.2, and disclosing information in accordance with Item (i) of Article 31.1) due to a violation of this Agreement by such Borrower or Guarantor or the fact that any of the items in Article 19.1 or 19.2 is not true (including the fact that any of the matters set forth in Item (x) of Article 19.1 or Item (xii) of Article 19.2 is not true, a violation of Item (g) or (h) of Article 20.1(3) by the Borrower, or a violation of Item (h) or (i) of Article 20.2(3) by any Guarantor; hereinafter referred to as a “Breach of Obligations by Borrower, Etc.” in this Item (iii)). The Borrower or any Guarantor shall bear any Damages incurred by a Lender and/or the Agent that arise as a result of a Breach of Obligations by Borrower, Etc. or as a result of a Lender not performing the indemnity pursuant to the provisions of Article 24.4.

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

31.3	Currency Indemnity

(i)
In the event that a judgment or order is rendered or issued by any court for the payment of the principal of or interest on the Loan or any other amount payable to a Lender or the Agent under this Agreement, and such judgment or order is expressed in a currency other than the currency in which the obligations of the Borrower under this Agreement must be paid (hereinafter referred to as the “Currency of Payment” in this Item (i)), or is expressed in the Currency of Payment but is to be enforced in a currency other than the Currency of Payment, any amount received or recovered in such other currency by such Lender or the Agent in respect of such judgment or order shall only constitute a discharge to the Borrower or each Guarantor to the extent of the amount received or recovered in the Currency of Payment and the Borrower and each Guarantor shall undertake to pay to such Lender or the Agent the amount necessary to make up any deficiency arising or resulting from any variation in rates of exchange between (a) the date as of which any amount expressed in the Currency of Payment is (or is to be treated as) converted into such other currency for the purposes of any such judgment or order and (b) the date or dates of discharge of such judgment or order (or a part thereof). The undertaking in this Item (i) shall constitute a separate and independent obligation of the Borrower or each Guarantor from its other obligations, shall give rise to a separate and independent cause of action against the Borrower or each Guarantor, shall apply irrespective of any indulgence granted by any Lender or the Agent from time to time, and shall continue in full force and effect notwithstanding any judgment or order.

(ii)	Each Guarantor hereby agrees that Article 448 of the Civil Code of Japan does not apply to such obligations.

31.4	Severability

Even if any provision which constitutes a part of this Agreement becomes null, illegal or unenforceable, the validity, legality and enforceability of all the other provisions shall in no way be prejudiced or affected.

31.5	Exception to Application of Bank Transactions Agreements

The Agreement on Bank Transactions (ginko torihiki yakujosho) and the Agreement on Financial Transactions (kinyu torihiki yakujosho) shall not apply to this Agreement or the transactions contemplated under this Agreement.

31.6	Notices

(i)
Any notice under this Agreement shall be made in writing expressly stating that it is made for the purpose of this Agreement, and shall be given by any of the methods set forth in Sub-items (a) through (d) below to the address or the facsimile number of the receiving party set forth in “Contact Information” of Schedule 1 attached hereto. Each party to this Agreement may change its contact information by giving notice thereof to the Agent:

(a)	personal delivery;

(b)	registered mail or courier service;

(c)	transmission by facsimile; or

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

(d)	exchange service (only for any notice between the Lenders and the Agent).

(ii)
The notice pursuant to Item (i) above shall be deemed to have been delivered at the time, in the case of transmission by facsimile, when the receipt of the facsimile is confirmed by the facsimile transmitter of the sender, and in the case of any other methods, when actually received.

(iii)
Any notice, information, or report (including any Japan Accounting Documents) to be sent from the Borrower or a Guarantor to the Agent and All Lenders hereunder must be given to the Agent which shall be forwarded by the Agent to All Lenders (unless the Agent is unable due to circumstances outside of its control to forward such items to All Lenders, in which case the Borrower or such Guarantor shall send such items directly to All Lenders).

31.7	Changes in Notified Matters

(i)
In the case of any changes to the matters for which a Lender, the Borrower or each Guarantor has given notice to the Agent (such as the trade name or name, representative, agent, signature, seal or address), such Lender, Borrower or Guarantor shall immediately notify the Agent of such changes in writing.

(ii)
If any notice to be given under this Agreement is delayed or not delivered as a result of the failure to comply with the notice requirements set forth in Item (i) above, such notice shall be deemed to have been provided as of the date and time when it should have been received under normal circumstances.

31.8	Funds Transfer

Fees for the payments made under this Agreement from a party to this Agreement to any of the other parties to this Agreement shall be borne by the party who makes such payment.

31.9	Calculations

Unless otherwise expressly set forth with respect to any calculation made under this Agreement, all calculations shall be made on a day-to-day basis, inclusive of the first day and exclusive of the last day, and on the basis of a year of 365 days, wherein the division shall be done at the end of the calculation, and fractions less than one yen (JPY 1) shall be rounded down.

31.10	Preparation of Notarized Deeds

The Borrower and each Guarantor shall, at any time upon the request of the Agent or the Majority Lender(s), take the necessary procedures to cause a notary public to execute a notarized deed in which such Borrower or Guarantor acknowledges its obligations under this Agreement and agrees to compulsory execution with regard thereto (including any similar procedure taken in any jurisdiction outside Japan). The expenses for the execution of such notarized deed shall be borne by such Borrower or Guarantor.

31.11	Governing Law and Jurisdiction

This Agreement shall be governed by the laws of Japan, and the Tokyo District Court shall be the competent court of non-exclusive agreed jurisdiction over any disputes arising in connection with this Agreement.

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

31.12	Language

This Agreement shall be prepared in the English language, and the English language version shall be deemed to be the original.

31.13	Consultation

In the event that any matter not set forth in this Agreement or any doubt with respect to the interpretation of this Agreement arises among the parties, the Borrower, each Guarantor and the Lenders shall hold consultations and determine the response thereto.

31.14	Time

All references to time in this Agreement shall mean Tokyo time, unless otherwise expressly set forth in this Agreement.

31.15	Accounting Standards for Financial Covenants; Changes in US GAAP

(a)    Accounting Standards for Financial Covenants. All accounting terms used in the calculation of the Financial Covenants shall be construed in conformity with, and all financial data (including financial statements, financial ratios and other financial calculations) required to be submitted pursuant to this Agreement to calculate the Financial Covenants, shall be prepared in conformity with, US GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any Financial Covenant) contained herein, indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)    Changes in US GAAP. If at any time any change in US GAAP would affect the computation of any Financial Covenant, and either the Borrower or the Majority Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such Financial Covenant to preserve the original intent thereof in light of such change in US GAAP (subject to the approval of the All Lenders); provided that, until so amended, (i) such Financial Covenant shall continue to be computed in accordance with US GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such Financial Covenant made before and after giving effect to such change in US GAAP.

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

IN WITNESS WHEREOF, one (1) original of this Agreement has been executed, the representatives, or any agent of such representatives, of the Borrower, each Lender and the Arranger and the Agent have signed or affixed their names and seals hereto, and the Agent shall retain such original. Furthermore, each Lender, the Borrower and the Arranger shall receive a copy hereof from the Agent.

September 30, 2016

Revenue

Stamp

Borrower (address, name, and seal):

_/s/_Kei Furuta, Representative Director
World Trade Center Bldg., 2-4-1, Hamamatsu-cho, Minato-ku, Tokyo________
(Equinix Japan K.K.)

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Arranger and Agent (address, name, and seal):

_____/s/_Takashi Oyamada, President____________
(The Bank of Tokyo-Mitsubishi UFJ, Ltd.)

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Lender (address, name, and seal):

_____/s/_Takashi Oyamada, President____________
(The Bank of Tokyo-Mitsubishi UFJ, Ltd.)

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Lender (address, name, and seal):

_/s/Hideaki Sakai, General Manager__________
(Mizuho Bank, Ltd.)

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Lender (address, name, and seal):

_/s/ Takeshi Kunibe, President and Chief Executive Officer
(Sumitomo Mitsui Banking Corporation)

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Lender (address, name, and seal):

/s/ Shinichiro Seto, Senior Managing Executive Officer
(Shinsei Bank, Limited)

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Lender (address, name, and seal):

_/s/ Hiroshi Sato, General Manager_____________
(IBJ Leasing Company, Limited)

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Lender (address, name, and seal):

/s/ Masahito Shimamura, Business Department No.4
(Mitsubishi UFJ Lease & Finance Company Limited)

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Lender (address, name, and seal):

_/s/ Atsushi Nii, General Manager_______________
(Sumitomo Mitsui Trust Bank, Limited)

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Lender (address, name, and seal):

__/s/ Masaru Irie, Chief Executive Officer_______
(The Tokyo Star Bank, Limited)

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Lender (address, name, and seal):

_/s/ Haruyuki Urata, President_________________
(ORIX Bank Corporation)

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Lender (address, name, and seal):

_/s/ Takashi Ogasawara, General Manager_______
(Resona Bank, Ltd.)

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Lender (address, name, and seal):

__/s/ Kenichi Kawamura, President______________
(The Bank of Yokohama, Ltd.)

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Lender (address, name, and seal):

__/s/ Shinsuke Baba, Representative Director, President and Chief Executive Officer______
(Aozora Bank, Ltd.)

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Lender (address, name, and seal):

/s/ Hiroyuki Sekihara, General Manager________
(The Shoko Chukin Bank, Ltd.)

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Schedule 1    (List of Parties)

List of Parties

1.    Borrower

Corporate Name	Equinix Japan K.K.
Address	World Trade Center Bldg., 4-1, Hamamatsucho 2-chome, Minato-ku, Tokyo, Japan
Contact Information
World Trade Center Bldg., 4-1, Hamamatsucho 2-chome, Minato-ku, Tokyo 105-6133, Japan
Hideho TSUJI (Finance Manager)
Hideo FUKAI (Senior General Manager)
Syuichi YAMANAKA (General Manager)
Telephone No.: 03-6402-6970
Facsimile No.: 03-3436-6775

2.    Agent

Corporate Name	The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Address	JP Tower, 7-2, Marunouchi 2-Chome, Chiyoda-ku, Tokyo, Japan
Office	Financial Solutions Division, Administration Office
Contact Information	JP Tower, 7-2, Marunouchi 2-Chome, Chiyoda-ku 100-0005, Tokyo, Japan Telephone No.: 03-6259-7688 Facsimile No.: 03-5252-5941

3.    Lenders

Corporate Name	The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Address	4-2, Toranomon 1-Chome, Minato-ku, Tokyo, Japan
Lending Office	Toranomon Branch
Contact Information	4-2, Toranomon 1-Chome, Minato-ku, Tokyo 105-0001, Japan ・Tomoyuki KURATA (Chief Manager) ・Ayano NAKAJIMA (Manager) Telephone No.: 03-3591-3780 Facsimile No.: 03-3591-3953
Individual Loan Amount	JPY 10,000,000,000

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Corporate Name	Mizuho Bank, Ltd.
Address	5-5, Otemachi 1-Chome, Chiyoda-ku, Tokyo, Japan
Lending Office	Head Office
Contact Information
5-5, Otemachi 1-Chome, Minato-ku, Tokyo 100-8176, Japan
・Shunsuke AOYAMA (Manager, Corporate Banking Team No.1, Corporate Banking Division No.18)
Telephone No.: 03-5222-4478
Facsimile No.: 03-3214-0710
・Takahiro HIGASHI (Senior Manager, Corporate Banking Team No.1, Corporate Banking Division No.18)
Telephone No.: 03-5252-8844
Facsimile No.: 03-3214-0710

Individual Loan Amount	JPY 5,000,000,000

Corporate Name	Sumitomo Mitsui Banking Corporation
Address	1-2, Marunouchi 1-Chome, Chiyoda-ku, Tokyo, Japan
Lending Office	Mitadori Corporate Business Office
Contact Information	28-1, Shiba 5-Chome, Minato-ku, Tokyo 108-0014, Japan ・Junya SUZUKI (Assistant Vice President) ・Yuko MATSUHASHI (Deputy General Manager)Telephone No.: 03-3453-1552 Facsimile No.: 03-3453-3917
Individual Loan Amount	JPY 5,000,000,000

Corporate Name	Shinsei Bank, Limited
Address	4-3, Nihonbashi-muromachi 2-Chome, Chuo-ku, Tokyo, Japan
Lending Office	Corporate Banking Business Division I
Contact Information	4-3, Nihonbashi-muromachi 2-Chome, Chuo-ku, Tokyo 103-8303, Japan ・Ryuhei NAKAMARU (Manager) ・Yusuke IKEDA Telephone No.: 03-6880-8420 Facsimile No.: 03-4560-1728
Individual Loan Amount	JPY 5,000,000,000

Corporate Name	IBJ Leasing Company, Limited
Address	2-6, Toranomon 1-Chome, Minato-ku, Tokyo, Japan
Lending Office	Corporate Business Department (Tokyo Regional No.1)
Contact Information	2-6, Toranomon 1-Chome, Minato-ku, Tokyo 105-0001, Japan ・Daisuke NISHIMURA (Manager) ・Yushiro MORI (Assistant General Manager) Telephone No.: 03-5253-6650 Facsimile No.: 03-5253-6595
Individual Loan Amount	JPY 3,000,000,000

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Corporate Name	Mitsubishi UFJ Lease & Finance Company Limited
Address	5-1, Marunouchi 1-Chome, Chiyoda-ku, Tokyo, Japan
Lending Office	Head Office
Contact Information
5-1, Marunouchi 1-Chome, Chiyoda-ku, Tokyo 100-6525, Japan
・Takaaki KONO (Chief Manager, Section No. 1, Business Department No. 4)
・Hiromi SHIBATA (Assistant Manager, Section No. 1, Business Department No. 4)
Telephone No.: 03-6865-3019
Facsimile No.: 03-6865-3964

Individual Loan Amount	JPY 3,000,000,000

Corporate Name	Sumitomo Mitsui Trust Bank, Limited
Address	4-1, Marunouchi 1-Chome, Chiyoda-ku, Tokyo, Japan
Lending Office	Corporate Business Department, Tokyo
Contact Information
4-1, Marunouchi 1-Chome, Chiyoda-ku, Tokyo 100-8233, Japan
・Hirofumi TAKAKU (Manager)
Telephone No.: 03-6256-5204
Facsimile No.: 03-3286-8839
・Yasue KURIHARA (Officer)
Telephone No.: 03-6256-5198
Facsimile No.: 03-3286-8839

Individual Loan Amount	JPY 3,000,000,000

Corporate Name	The Tokyo Star Bank, Limited
Address	3-5, Akasaka 2-Chome, Minato-ku, Tokyo, Japan
Lending Office	Institutional Strategic Development Department
Contact Information
3-5, Akasaka 2-Chome, Minato-ku, Tokyo 107-8480, Japan
・Ichizo KOBAYASHI (Vice President, Corporate Strategic Development)
Telephone No.: 03-3224-6045
Facsimile No.: 03-3224-1305
・Yukiko HAGINO (Assistant Vice President, Corporate Strategic Development)
Telephone No.: 03-3224-3810
Facsimile No.: 03-3224-1305

Individual Loan Amount	JPY 3,000,000,000

Corporate Name	ORIX Bank Corporation
Address	22-8, Shiba 3-Chome, Minato-ku, Tokyo, Japan
Lending Office	Head Office
Contact Information
22-8, Shiba 3-Chome, Minato-ku, Tokyo 105-0014, Japan
Attention:
・Kazuya TAKAHASHI (Assistant Manager, Division II, Corporate Business Division I)
・Tomoki TABUCHI (Assistant Manager, Division II, Corporate Business Division I)
Telephone No.: 03-6722-3674
Facsimile No.: 03-6722-3699

Individual Loan Amount	JPY 2,500,000,000

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Corporate Name	Resona Bank, Ltd.
Address	2-1, Bingomachi 2-Chome, Chuo-ku, Osaka, Japan
Lending Office	Shinjuku Branch
Contact Information
2-1, Shinjuku 3-Chome, Shinjuku-ku, Tokyo 160-0022, Japan
・Tomoko KUNII (Sales Division I)
Telephone No.: 03-3356-3232
Facsimile No.: 03-3354-0188
・Hiroyuki ONO (Manager, Sales Division I)
Telephone No.: 03-3356-3493
Facsimile No.: 03-3354-0188

Individual Loan Amount	JPY 2,500,000,000

Corporate Name	The Bank of Yokohama, Ltd.
Address	1-1, Minatomirai 3-Chome, Nishi-ku, Yokohama, Kanagawa, Japan
Lending Office	Shinagawa Branch
Contact Information
3-6, Minami-shinagawa 2-Chome, Shinagawa-ku, Tokyo 140-0004, Japan
・Nobuyuki IMAI (Acting Head of Section, Public Relation Section)
・Yoshihiro SHIRAI (Section Chief, Public Relation Section)
Telephone No.: 03-3472-3911
Facsimile No.: 03-3472-3916

Individual Loan Amount	JPY 2,500,000,000

Corporate Name	Aozora Bank, Ltd.
Address	3-1, Kudan-minami 1-Chome, Chiyoda-ku, Tokyo, Japan
Lending Office	Corporate Business Division IV
Contact Information	3-1, Kudan-minami 1-Chome, Chiyoda-ku, Tokyo 102-8660, Japan ・Kentaro FUJIMORI (Manager) ・Kenji MAEKAWA (Assistant Manager) Telephone No.: 03-5212-9532 Facsimile No.: 03-3239-9543
Individual Loan Amount	JPY 2,000,000,000

Corporate Name	The Shoko Chukin Bank, Ltd.
Address	10-17, Yaesu 2-Chome, Chuo-ku, Tokyo, Japan
Lending Office	Kanda Branch
Contact Information	3-12, Kandakajicho 3-Chome, Chiyoda-ku, Tokyo 101-0045, Japan ・Makoto MATSUURA (Secretary, First Section) ・Kenji YAMADA (Manager, First Section) Telephone No.: 03-3254-6814 Facsimile No.: 03-3254-2544
Individual Loan Amount	JPY 1,000,000,000

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

5.    Summary of Loan Amount

(1)    Loan Amount

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	JPY 10,000,000,000
Mizuho Bank, Ltd.	JPY 5,000,000,000
Sumitomo Mitsui Banking Corporation	JPY 5,000,000,000
Shinsei Bank, Limited	JPY 5,000,000,000
IBJ Leasing Company, Limited	JPY 3,000,000,000
Mitsubishi UFJ Lease & Finance Company Limited	JPY 3,000,000,000
Sumitomo Mitsui Trust Bank, Limited	JPY 3,000,000,000
The Tokyo Star Bank, Limited	JPY 3,000,000,000
ORIX Bank Corporation	JPY 2,500,000,000
Resona Bank, Ltd.	JPY 2,500,000,000
The Bank of Yokohama, Ltd.	JPY 2,500,000,000
Aozora Bank, Ltd.	JPY 2,000,000,000
The Shoko Chukin Bank, Ltd.	JPY 1,000,000,000

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Schedule 2    (Hybrid Loan Agreements)

List of Hybrid Loan Agreements

	Contract	Borrower	Lender	Outstanding Balance as of September 30, 2016
1	Memorandum of an Agreement dated as of October 23, 2015, by and among US Parent, EPLLC, EJKK, EJE, EJAE2 and QAON	QAON	EJAE2	JPY 12,300,000,000
		EJAE2	EPLLC	JPY 615,000,000
		EJAE2	EJE	JPY 11,685,000,000
		EJE	EJKK	JPY 11,685,000,000
		EJKK	US Parent	JPY 11,685,000,000
2	Memorandum of an Agreement dated as of May 31, 2015, by and between US Parent and EJKK	EJKK	US Parent	JPY 15,737,126,334
3	Memorandum of an Agreement dated as of June 26, 2015, by and between US Parent and EJKK	EJKK	US Parent	JPY 300,000,000
4	Memorandum of an Agreement dated as of August 26, 2015, by and between US Parent and EJKK	EJKK	US Parent	JPY 800,000,000
5	Memorandum of an Agreement dated as of December 9, 2015, by and between QAON and Bit-isle	Bit-isle	QAON	JPY 21,115,419,473
6	Memorandum of an Agreement dated as of May 25, 2015, by and between EJKK and EJE	EJE	EJKK	JPY 1,600,000,000

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Schedule 3    (Material Assets)

List of Material Assets

Owner	Location	Details of the Material Assets
EJKK	5-1 Heiwajima 6-Chome Ota-Ku, Tokyo, Japan	TY1 – Tokyo IBX First Data Center
EJKK	8-21 Higashi Shinagawa 3-Chome Shinagawa-ku, Tokyo, Japan	TY2 – Tokyo IBX Second Data Center
EJKK	9-20 Edagawa 1-Chome Koto-ku, Tokyo, Japan	TY3 – Tokyo IBX Third Data Center
EJKK	9-5 Otemachi, 1-Chome Chiyoda-ku, Tokyo, Japan	TY4 – Tokyo IBX Fourth Data Center
EJKK	10-19 Edagawa, 1-Chome Koto-ku, Tokyo, Japan	TY5 – Tokyo IBX Fifth Data Center
Bit-isle	2-43 Higashi-shinagawa 2-Chome Shinagawa-ku, Tokyo, Japan	TY6 – Sinagawa Area First Data Center
Bit-isle	2-43 Higashi-shinagawa 2-Chome Shinagawa-ku, Tokyo, Japan	TY7 – Sinagawa Area Second Data Center
Bit-isle	1-7 Higashi-shinagawa 2-Chome Shinagawa-ku, Tokyo, Japan	TY8 – Sinagawa Area Third Data Center
Bit-isle	12-3 Suido 1-Chome Bunkyo-ku, Tokyo, Japan	TY9 – Bunkyo Area Fourth Data Center
Bit-isle	12-6 Suido 1-Chome Bunkyo-ku, Tokyo, Japan	TY10 – Bunkyo Area Fifth Data Center
EJKK	26-1 Shinmachi 1-Chome Nishi-ku, Osaka City, Osaka Japan	OS1- Osaka Data Center
Bit-isle	3-30 Kawaramachi 1-Chome Chuo-ku, Osaka City, Osaka, Japan	OS2 – Osaka Data Center

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Schedule 4    (Payment Schedule)

Payment Schedule

Principal Repayment Date	Repayment Amount of Principal of Loan
January 31, 2017	JPY 625,000,000
April 30, 2017	JPY 625,000,000
July 31, 2017	JPY 625,000,000
October 31, 2017	JPY 625,000,000
January 31, 2018	JPY 625,000,000
April 30, 2018	JPY 625,000,000
July 31, 2018	JPY 625,000,000
October 31, 2018	JPY 625,000,000
January 31, 2019	JPY 625,000,000
April 30, 2019	JPY 625,000,000
July 31, 2019	JPY 625,000,000
October 31, 2019	JPY 625,000,000
January 31, 2020	JPY 625,000,000
April 30, 2020	JPY 625,000,000
July 31, 2020	JPY 625,000,000
October 31, 2020	JPY 625,000,000
January 31, 2021	JPY 625,000,000
April 30, 2021	JPY 625,000,000
July 31, 2021	JPY 625,000,000
October 29, 2021	JPY 35,625,000,000

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Exhibit A    (Letter of Guarantee)

Revenue

Stamp
¥200
Letter of Guarantee

To:	Lenders
(meaning the Lenders under the Agreement set forth below at the time of submission hereof)

c/o:	The Bank of Tokyo-Mitsubishi UFJ, Ltd. as the Agent
Attention: Financial Solutions Division, Administration Office

Date:    [Month, Date, Year]

Term Loan Agreement (JPY 47,500,000,000)
dated September 30, 2016

We hereby submit this letter of guarantee (the “Letter of Guarantee”) to you in connection with the Term Loan Agreement (JPY 47,500,000,000) dated September 30, 2016 among Equinix Japan K.K. (the “Borrower”) as Borrower, The Bank of Tokyo-Mitsubishi UFJ, Ltd. as arranger and agent, and the financial institutions set forth in Schedule 1 attached thereto as lenders (the “Lenders”), as amended from time to time (the “Agreement”). Terms defined in the Agreement have the same meaning in this Letter of Guarantee unless given a different meaning in this Letter of Guarantee.
1.    GUARANTEE

1.1
Pursuant to Article [16.1/16.2] of the Agreement, we shall, jointly and severally with the Borrower and each other Guarantor, guarantee to each Lender and the Agent any and all obligations, which are owed, or will be owed in the future, by the Borrower and each other Guarantor (only to the extent of the Guarantor Obligations) to each Lender and the Agent under the Agreement.

1.2	We agree to become a party to the Agreement and be bound by the terms of the Agreement as a Guarantor on and after the date hereof.

2.    REPRESENTAIONS AND WARRANTIES

2.1
Pursuant to Article 19.2 of the Agreement, we represent and warrant to each Lender and the Agent that each of the matters set forth therein is true and correct with respect the Guarantor as of the date hereof.

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

3.    NOTICES

3.1	The contact information of the Guarantor set forth in Schedule 1 attached to the Agreement shall be as follows:

Corporate Name	[Guarantor]
Address	●
Contact Information	● ● Telephone No.: ● Facsimile No.: ●

4.    GENERAL PROVISIONS

4.1	Governing Law and Jurisdiction

This Letter of Guarantee shall be governed by the laws of Japan, and the Tokyo District Court shall be the competent court of non-exclusive agreed jurisdiction over any disputes arising in connection with this Letter of Guarantee.

4.2	Language

This Letter of Guarantee shall be prepared in the English language, and the English language version shall be deemed to be the original.

4.3	Consultation

In the event that any matter not set forth in this Letter of Guarantee or any doubt with respect to the interpretation of this Letter of Guarantee arises among the parties, the Guarantor may directly or through the Borrower consult with the Agent and the Lenders.

[Name of Guarantor]

By: ________________________

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Exhibit B    (Confirmation Letter)

Confirmation Letter

Date: ________________

To:	Lenders
(meaning the Lenders under the Agreement set forth below at the time of submission hereof)

c/o:	The Bank of Tokyo-Mitsubishi UFJ, Ltd. as the Agent
Attention: Financial Solutions Division, Administration Office

__________________ [Seal]
(Borrower/Guarantor)

Term Loan Agreement (JPY 47,500,000,000)

In reference to the execution of, and the drawdown of the Loans pursuant to, the Term Loan Agreement (hereinafter referred to as the “Agreement”) dated September 30, 2016 for Equinix Japan K.K. (hereinafter referred to as the “Borrower”), in which The Bank of Tokyo-Mitsubishi UFJ, Ltd. acts as the agent, we, in our capacity as the [Borrower / Guarantor], hereby confirm that we have completed all the necessary procedures in accordance with the Laws and Ordinances and our internal rules. The capitalized terms used herein shall have the same meanings as defined in the Agreement unless otherwise defined herein.

[End of Document]

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Exhibit C    (Receipt)

Revenue

Stamp
¥200
Receipt

Date: ________________

To:	Lenders
(meaning the Lenders set forth in the table below; the same shall apply hereinafter)

c/o:	The Bank of Tokyo-Mitsubishi UFJ, Ltd. as the Agent
Attention: Financial Solutions Division, Administration Office

__________________ [Seal]
(Borrower)

Term Loan Agreement (JPY 47,500,000,000)
Receipt of Loan

We hereby confirm that we borrowed the following Loan from each Lender, and have duly received the Loan money as of today.

Description

Total: JPY ________________

Lenders	Borrowed Amount
JPY
JPY
JPY
JPY
JPY
JPY
JPY
JPY
JPY

[End of Document]

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Exhibit D    (Certificate on Conditions Precedent for Drawdown)

Certificate on Conditions Precedent for Drawdown

To:	Lenders
(meaning the Lenders under the Agreement set forth below at the time of submission hereof)

c/o:	The Bank of Tokyo-Mitsubishi UFJ, Ltd. as the Agent
Attention: Financial Solutions Division, Administration Office

Date:    [Month, Date, Year]

Equinix Japan K.K. – Term Loan Agreement (JPY 47,500,000,000)
dated September 30, 2016

We hereby confirm that all the conditions precedent for the Loan Drawdown stipulated in Article 4.1 of the Term Loan Agreement (JPY 47,500,000,000) dated September 30, 2016 among Equinix Japan K.K. (the “Borrower”) as Borrower, The Bank of Tokyo-Mitsubishi UFJ, Ltd. as arranger and agent, and the financial institutions set forth in Schedule 1 attached thereto as lenders (the “Lenders”), as amended from time to time (the “Agreement”) have been satisfied as of the date hereof. The capitalized terms used herein shall have the same meanings as defined in the Agreement unless otherwise defined herein.

Equinix Japan K.K.

By: ________________________

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Exhibit E	(Report on the Situation of Compliance with the Negative Pledge Provisions, Financial Covenants and the Provisions for Collection from a Third Party)

Report on the Situation of Compliance with the Negative Pledge Provisions, Financial Covenants and the Provisions for Collection from a Third Party

To:	Lenders
(meaning the Lenders under the Agreement set forth below at the time of submission hereof)

c/o:	The Bank of Tokyo-Mitsubishi UFJ, Ltd. as the Agent
Attention: Financial Solutions Division, Administration Office

Date:    [Month, Date, Year]

__________________ [Seal]
(Borrower)

Equinix Japan K.K. – Term Loan Agreement (JPY47,500,000,000)
dated September 30, 2016

In accordance with the provisions of Item (d) of Article 20.1(1) of the Term Loan Agreement (JPY 47,500,000,000) dated September 30, 2016 among Equinix Japan K.K. (the “Borrower”) as Borrower, The Bank of Tokyo-Mitsubishi UFJ, Ltd. as arranger and agent, and the financial institutions set forth in Schedule 1 attached thereto as lenders (the “Lenders”), as amended from time to time (the “Agreement”), we, as the Borrower, hereby report to the Agent and All Lenders on the situation of compliance with each of the matters set forth in Articles 20.1(2) and, 20.3 and 30.1 of the Agreement during the period commencing on (and including) [the date of the execution of the Agreement/the first day of the relevant fiscal term set forth in 1. below] [Select “the date of the execution of the Agreement” only in the case of the first report] and ending on (and including) the date of submission hereof (hereinafter referred to as the “Reporting Period”), as follows. The capitalized terms used herein shall have the same meanings as defined in the Agreement unless otherwise defined herein.

Description

1.	Relevant Fiscal Term: Fiscal term ending on [Month] [Day], [Year]

2.	Report on the Negative Pledge Provisions in Article 20.1(2) during the Reporting Period:

( )	A. We have not granted any security (other than those granted pursuant to the Laws and Ordinances or any other security granted pursuant to Items (a) to (d), or (f) of Article 20.1(2)).

( )	B. We have granted security pursuant to Item (e) of Article 20.1(2) or with written consent of the Majority Lenders as stated below.

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

(Millions of yen)

Details of the Obligation (*1)	Amount of the Obligation (*2)	Details of the Assets Granted as Security (*3)	Book Value of the Assets Granted as Security (*4)	Grant of Security pursuant to Item (e) or with Written Consent of Lender

Total		Total

3.	Report on the Financial Covenants in Article 20.3 during the Reporting Period:

Following are the calculations of the Borrower’s financial covenants. Unless otherwise defined, all items shall be calculated in accordance with US GAAP, consistently applied from one period to the next. In the event of a conflict between the Agreement and this Schedule, the terms of the Agreement shall govern.

A. Article 20.3(1) – CONSOLIDATED FIXED CHARGE COVERAGE RATIO

A.1.	Consolidated Net Income[1]	$
A.2.	EJKK’s and the Japanese Guarantors’ consolidated interest expense (to the extent deducted in calculating Line A.1)	$
A.3.	EJKK’s and the Japanese Guarantors’ consolidated income tax expense (to the extent deducted in calculating Line A.1)	$
A.4.	EJKK’s and the Japanese Guarantors’ consolidated depreciation expense (to the extent deducted in calculating Line A.1)	$
A.5.	EJKK’s and the Japanese Guarantors’ consolidated amortization expense (to the extent deducted in calculating Line A.1)	$
A.6.	EJKK’s and the Japanese Guarantors’ consolidated non-cash stock based compensation expense (to the extent deducted in calculating Line A.1)	$
A.7.	EJKK’s and the Japanese Guarantors’ consolidated rent expense (to the extent deducted in calculating Line A.1)	$
A.8.	Consolidated EBITDAR (the sum of Lines A.1 through A.7)1&2	$
A.9.	EJKK’s and the Japanese Guarantors’ consolidated current maturities of long-term debt for the next 12 months (but excluding the final installment of the Loan)	$
A.10.	EJKK’s and the Japanese Guarantors’ consolidated principal portion of the current maturity of Capital Lease obligations for the next 12 months	$
A.11.	EJKK’s and the Japanese Guarantors’ consolidated interest expense	$
A.12.	EJKK’s and the Japanese Guarantors’ consolidated rent expense	$
A.13.	Consolidated Fixed Charges (sum of Lines A.9 through A.12)	$
A.14.	Consolidated Fixed Charge Coverage Ratio (Line A.8 divided by Line A.13)	: 1.00

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

1 FOOTNOTE REGARDING CERTAIN EXPENSE ITEMS: For purposes of calculating Consolidated EBITDAR, Consolidated Net Income shall be determined without deduction for any of the following items: (a) noncash expenses, charges and losses (including the write-down of any unamortized transaction costs, fees, original issue or underwriting discounts and expenses as a result of the redemption, refinancing, refunding, prepayment or exchange of, or modification to the terms of, any indebtedness, to the extent not prohibited by the Agreement) not to exceed JPY1,500,000,000 in the aggregate in any fiscal year of EJKK and the Japanese Guarantors on a consolidated basis, (b) one-time costs, fees, original issue or underwriting discounts, premiums, expenses, charges and losses incurred in connection with any actual or proposed (1) issuance of indebtedness or equity securities, (2) redemptions, refinancings, refundings, prepayments or exchanges of, or modifications to the terms of, any indebtedness, (3) restructurings of or modifications to any operating leases, (4) acquisitions, (5) investments or (6) dispositions, in each case to the extent not prohibited by the Agreement (including, for the avoidance of doubt, the entry by EJKK into the Agreement and the other Loan Documents) and (c) ongoing expenses relating to the maintenance of US Parent’s status as a REIT and compliance with REIT rules and regulations. Attached as Schedule 1-A hereto is a detailed calculation of such Consolidated Net Income showing an accounting of the foregoing expense items (described in clauses (a) through (c), inclusive), if any, as part of such Consolidated Net Income amount.

2 FOOTNOTE REGARDING PERMITTED MERGERS AND CONSOLIDATIONS: For purposes of calculating Consolidated EBITDAR for any period in which an acquisition has been consummated, Consolidated EBITDAR shall be adjusted to include the historical EBITDAR (to be calculated in accordance with the US GAAP in the same method as Consolidated EBITDAR to the extent applicable; the same applies hereinafter) of the Person acquired in such acquisition for the applicable Measurement Period on a pro forma basis as if such acquisition had been consummated on the first day of the applicable Measurement Period, as the EBITDAR of such acquired Person is reflected in its historical audited financial statements for the most recently ended fiscal year, and management prepared unaudited statements for any periods following the end of such fiscal year. In the event that there are only unaudited financial statements prepared in accordance with US GAAP or no financial statements prepared in accordance with US GAAP available for such acquired Person, then the pro forma adjustments described in the preceding sentence shall be made based on such unaudited financial statements or reasonable estimates as may be agreed between the Borrower and the Agent based on good faith discussion between the Borrower and the Agent.

B. Article 20.3(2) – CONSOLIDATED NET LEASE ADJUSTED LEVERAGE RATIO

B.1.	EJKK’s and the Japanese Guarantors’ Consolidated Funded Indebtedness[3]	$
B.2.	EJKK’s and the Japanese Guarantors’ consolidated rent expense	$
B.3.	Line B.2 multiplied by 6	$
B.4.
The amount of unencumbered and unrestricted cash, cash equivalents, freely tradable and liquid short term investments, and freely tradable and liquid long term investments of EJKK and the Japanese Guarantors
$
B.5.	Consolidated Net Lease Adjusted Indebtedness (Line B.1 plus Line B.3, then minus Line B.4)	$
B.6.	Consolidated EBITDAR (Line A.8)	$
B.7.	Consolidated Net Lease Adjusted Leverage Ratio (Line B.5 divided by Line B.6)	: 1.00

3 FOOTNOTE REGARDING REDEMPTION OF CERTAIN DEBT SECURITIES: “Consolidated Funded Indebtedness” shall not include, as of any date of determination, (x) Permitted Intercompany Loans or (y) the outstanding principal amount of any debt securities issued by EJKK to the extent that (i) as of such date, EJKK shall have delivered (or the indenture trustee under the applicable indenture shall have delivered on EJKK’s behalf) to the holders of such debt securities an irrevocable notice of redemption with respect to all of such debt securities and shall have deposited funds with the indenture trustee or into an escrow account in an amount

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

required to effect such redemption, unless any portion of such debt securities shall not in fact be redeemed within 35 days of such notice of redemption and deposit of funds or (ii) the proceeds of such debt securities are held by the trustee of the related indenture and have not been released to EJKK or are deposited into an escrow account pending the closing of an acquisition or the redemption of other debt securities solely until such proceeds are released, it being understood that any such proceeds shall not be included in the calculation of clause (iii) of the definition of Consolidated Net Lease Adjusted Indebtedness.

C. Article 20.3(3) – CONSOLIDATED NET WORTH

C.1.
The total equity of EJKK and the Japanese Guarantors which would be shown as total equity on a consolidated balance sheet of EJKK and the Japanese Guarantors as of such time prepared in accordance with the US GAAP, but without elimination of amounts attributable to minority interests, if any, in the stock of Subsidiaries
$
C.2.	The outstanding amount of the Permitted Intercompany Loans advanced by any US Guarantor to EJKK or the Japanese Guarantors as of the date of the consolidated balance sheet of EJKK	$
C.3.
The outstanding amount of loans advanced by EJKK or the Japanese Guarantors to any Person in which US Parent directly or indirectly has any interest (except for EJKK and Japanese Guarantor) as of the date of the consolidated balance sheet of EJKK
$
C.4.	Consolidated Net Worth (Line C.1 plus Line C.2 minus Line C.3.)	$

D. Article 20.3(4) – CONSOLIDATED INCOME FROM OPERATIONS

D.1.	Consolidated Income from Operations of the previous Reporting Period	$
D.2.	Consolidated Income from Operations of the Reporting Period	$

4.	Report on the Provisions for Collection from a Third Party in Article 30.1 during the Reporting Period

( )
Other than the guarantee provided by each Guarantor under the Agreement, we have not consigned any third party (other than a party that is or becomes part of the Equinix Group) to guarantee (including any guarantee by encumbrance of property but not including any continuing guarantee (ne-hosho) or any guarantee by encumbrance of property that is a continuing collateral security (ne-tanpo)) our performance of obligations under the Agreement, nor have we made any third party (other than a party that is or becomes part of the Equinix Group) assume or perform our obligations under the Agreement.

( )
Other than the guarantee provided by each Guarantor under the Agreement, we have consigned a third party (other than a party that is or becomes part of the Equinix Group) to guarantee (including any guarantee by encumbrance of property but not including any continuing guarantee (ne-hosho) or any guarantee by encumbrance of property that is a continuing collateral security (ne-tanpo)) our performance of obligations under the Agreement, or made a third party (other than a party that is or becomes part of the Equinix Group) assume or perform our obligations under the Agreement, with the prior consent in writing from the Agent and All Lenders.

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

[End of Document]
_________________________________________________________________________________
< Instructions for completing the items>

2.	Situation of Granting of Security during the Reporting Period: Circle either A or B, and if B is applicable, fill in the table below.

*1 and *2:	If the relevant security was granted for a loan or business transaction, state the details of such loan or business transaction.

If there is no such loan or business transaction, fill in the columns “Details of the Assets Granted as Security (*3)” and “Book Value of the Assets Granted as Security (*4)” only.

(Example) *1:	Loan on bill (loan on deed, overdraft, etc.) dated [Month] [Day], [Year]; sale and purchase of products dated [Month] [Day], [Year]

*3:	(Example) Real estate, time deposit, shares

*4:	State the book value of the relevant assets granted as security as of the end of the relevant fiscal term.

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Schedule 1-A
Consolidated Net Income Detail

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Exhibit F    (Report on the Situation of Compliance with the Negative Pledge Provisions)

Report on the Situation of Compliance with the Negative Pledge Provisions

To:	Lenders
(meaning the Lenders under the Agreement set forth below at the time of submission hereof)

c/o:	The Bank of Tokyo-Mitsubishi UFJ, Ltd. as the Agent
Attention: Financial Solutions Division, Administration Office

Date:    [Month, Date, Year]

__________________ [Seal]
(Guarantor)

Equinix Japan K.K. – Term Loan Agreement (JPY 47,500,000,000)
dated September 30, 2016

In accordance with the provisions of Item (e) of Article 20.2(1) of the Term Loan Agreement (JPY 47,500,000,000) dated September 30, 2016 among Equinix Japan K.K. (the “Borrower”) as Borrower, The Bank of Tokyo-Mitsubishi UFJ, Ltd. as arranger and agent, and the financial institutions set forth in Schedule 1 attached thereto as lenders (the “Lenders”), as amended from time to time (the “Agreement”), we, as a Guarantor, hereby report to the Agent and All Lenders on the situation of compliance with the matter set forth in Article 20.2(2) of the Agreement during the period commencing on (and including) [the date of the execution of the Agreement/the first day of the relevant fiscal term set forth in 1. below] [Select “the date of the execution of the Agreement” only in the case of the first report] and ending on (and including) the date of submission hereof (hereinafter referred to as the “Reporting Period”), as follows. The capitalized terms used herein shall have the same meanings as defined in the Agreement unless otherwise defined herein.

Description

1.	Relevant Fiscal Term: Fiscal term ending on [Month] [Day], [Year]

2.	Report on the Negative Pledge Provisions in Article 20.2(2) during the Reporting Period:

( )	A. We have not granted any security (other than those granted pursuant to the Laws and Ordinances or any other security granted pursuant to Items (a) to (d), or (f) of Article 20.2(2)).

( )	B. We have granted security pursuant to Item (e) of Article 20.2(2) or with written consent of the Agent and the Majority Lenders as stated below.

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

(Millions of yen)

Details of the Obligation (*1)	Amount of the Obligation (*2)	Details of the Assets Granted as Security (*3)	Book Value of the Assets Granted as Security (*4)	Grant of Security pursuant to Item (e) or with Written Consent of Lender

Total		Total

[End of Document]
_________________________________________________________________________________
< Instructions for completing the items>

2.	Situation of Granting of Security during the Reporting Period: Circle either A or B, and if B is applicable, fill in the table below.

*1 and *2:	If the relevant security was granted for a loan or business transaction, state the details of such loan or business transaction.

If there is no such loan or business transaction, fill in the columns “Details of the Assets Granted as Security (*3)” and “Book Value of the Assets Granted as Security (*4)” only.

(Example) *1:	Loan on bill (loan on deed, overdraft, etc.) dated [Month] [Day], [Year]; sale and purchase of products dated [Month] [Day], [Year]

*3:	(Example) Real estate, time deposit, shares

*4:	State the book value of the relevant assets granted as security as of the end of the relevant fiscal term.

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

Exhibit G    (Report on the Balance of the Hybrid Loans and Other Intercompany Loans)

Report on the Balance of the Hybrid Loans and Other Intercompany Loans

To:	Lenders
(meaning the Lenders under the Agreement set forth below at the time of submission hereof)

c/o:	The Bank of Tokyo-Mitsubishi UFJ, Ltd. as the Agent
Attention: Financial Solutions Division, Administration Office

Date:    [Month, Date, Year]

__________________ [Seal]
(Borrower)

Equinix Japan K.K. – Term Loan Agreement (JPY 47,500,000,000)
dated September 30, 2016

In accordance with the provisions of Item (i) of Article 20.1(1) of the Term Loan Agreement (JPY 47,500,000,000) dated September 30, 2016 among Equinix Japan K.K. (the “Borrower”) as Borrower, The Bank of Tokyo-Mitsubishi UFJ, Ltd. as arranger and agent, and the financial institutions set forth in Schedule 1 attached thereto as lenders (the “Lenders”), as amended from time to time (the “Agreement”), we, as the Borrower, hereby report to the Agent and All Lenders on the balance of the Hybrid Loans and other intercompany loans as of the end of [January/April/July/October] [Year], as follows. The capitalized terms used herein shall have the same meanings as defined in the Agreement unless otherwise defined herein.

Description

1.	List of Hybrid Loans

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016

Exhibit 10.42

	Contract	Borrower	Lender	Outstanding Balance as of [●]
1	Memorandum of an Agreement dated as of October 23, 2015, by and among US Parent, EPLLC, EJKK, EJE, EJAE2 and QAON	QAON	EJAE2
		EJAE2	EPLLC
		EJAE2	EJE
		EJE	EJKK
		EJKK	US Parent
2	Memorandum of an Agreement dated as of May 31, 2015, by and between US Parent and EJKK	EJKK	US Parent
3	Memorandum of an Agreement dated as of June 26, 2015, by and between US Parent and EJKK	EJKK	US Parent
4	Memorandum of an Agreement dated as of August 26, 2015, by and between US Parent and EJKK	EJKK	US Parent
5	Memorandum of an Agreement dated as of December 9, 2015, by and between QAON and Bit-isle Equinix Inc.	Bit-isle Equinix Inc.	QAON
6	Memorandum of an Agreement dated as of May 25, 2015, by and between EJKK and EJE	EJE	EJKK

2.	List of other intercompany loans

Date	Borrower	Lender	Amount	Contract
JPY ●

Term Loan Agreement for Equinix Japan K.K. dated September 30, 2016